UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Coley Pharmaceutical Group, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)	Amount previously paid:

2)	Form, Schedule or Registration Statement No:

3)	Filing party:

4)	Date Filed:

Coley Pharmaceutical Group, Inc. Wellesley Gateway 93 Worcester Street, Suite 101 Wellesley, MA 02481 USA Tel: +1.781.431.9000 Fax: +1.781.431.6403 www.coleypharma.com

May 1, 2007

Dear Stockholder,

We cordially invite you to attend our 2007 annual meeting of stockholders to be held at 8:30 a.m. on Thursday, June 14, 2007 at the Company’s headquarters at 93 Worcester Street, Wellesley, Massachusetts, USA. The attached notice of annual meeting and proxy statement describe the business we will conduct at the meeting and provide information about Coley Pharmaceutical Group, Inc. that you should consider when you vote your shares.

When you have finished reading the proxy statement, please promptly vote your shares either via the Internet, by telephone or by marking, signing, dating and returning the proxy card in the enclosed envelope. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Sincerely,

Robert L. Bratzler, Ph.D.

President and Chief Executive Officer

Coley Pharmaceutical Group, Inc. Wellesley Gateway 93 Worcester Street, Suite 101 Wellesley, MA 02481 USA Tel: +1.781.431.9000 Fax: +1.781.431.6403 www.coleypharma.com

May 1, 2007

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TIME:	8:30 a.m.

DATE:	June 14, 2007

PLACE:	Coley Pharmaceutical Group, Inc. 93 Worcester Street Wellesley, Massachusetts 02481 USA

PURPOSES:

1.	To elect three (3) directors to serve three-year terms expiring in 2010.

2.	To approve a proposed amendment and restatement of the 2005 Stock Plan to increase the number of shares available under the Plan by 1,500,000 shares and to approve a limit of 1,000,000 on the number of awards that may be made under the Plan to any individual in any fiscal year.

3.	To consider any other business that is properly presented at the meeting.

WHO MAY VOTE:

You may vote if you were the record owner of Coley Pharmaceutical Group, Inc. stock at the close of business on April 17, 2007. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

BY ORDER OF THE BOARD OF DIRECTORS

Charles E. Yon, Esq.

Secretary

Coley Pharmaceutical Group, Inc.

93 Worcester Street

Wellesley, Massachusetts 02481 USA

+1 (781) 431-9000

PROXY STATEMENT FOR THE COLEY PHARMACEUTICAL GROUP, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

THURSDAY, JUNE 14, 2007

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this proxy statement and the enclosed proxy card because Coley’s Board of Directors is soliciting your proxy to vote at the 2007 annual meeting of stockholders and any adjournments of the meeting to be held at 8:30 a.m. on Thursday, June 14, 2007 at the Company’s headquarters at 93 Worcester Street, Wellesley, Massachusetts. This proxy statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the annual meeting.

On May 1, 2007 we began sending this proxy statement, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the meeting. Although not part of this proxy statement, we are also sending along with this proxy statement our 2006 Annual Report, which includes our financial statements for the fiscal year ended December 31, 2006. You can also find a copy of our 2006 Annual Report on Form 10-K on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through the Investor Relations section of our website at www.coleypharma.com.

Who Can Vote?

Only stockholders who owned Coley common stock at the close of business on April 17, 2007 are entitled to vote at the annual meeting. On this record date, there were 26,487,887 shares of Coley common stock outstanding and entitled to vote. Coley common stock is our only class of voting stock.

You do not need to attend the annual meeting to vote your shares. Shares represented by valid proxies, received in time for the meeting and not revoked prior to the meeting, will be voted at the meeting. A stockholder may revoke a proxy before the proxy is voted by delivering to our Secretary a signed statement of revocation or a duly executed proxy card bearing a later date. Any stockholder who has executed a proxy card but attends the meeting in person may revoke the proxy and vote at the meeting.

How Many Votes Do I Have?

Each share of Coley common stock that you own entitles you to one vote.

How Do I Vote?

Whether you plan to attend the annual meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the annual meeting. If your shares are registered directly in your name through our stock transfer agent, Computershare Limited, or you have stock certificates, you may vote:

•

By mail. Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	By Internet or by telephone. Follow the instructions attached to the proxy card to vote by Internet or telephone.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can generally do so as follows:

•	By Internet or by telephone. Follow the instructions you receive from your broker to vote by Internet or telephone.

•	By mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•

In person at the meeting. Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Does the Board of Directors Recommend That I Vote at the Meeting?

The Board of Directors recommends that you vote as follows:

•	“FOR” the election of the nominees for director.

•

“FOR” the amendment and restatement of the 2005 Stock Plan to increase the number of shares available under the Plan by 1,500,000 shares and to approve a limit of 1,000,000 on the number of awards that may be made under the Plan to any individual in any fiscal year.

If any other matter is presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that needed to be acted on at the annual meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

If you give us your proxy, you may revoke it at any time before the meeting. You may revoke your proxy in any one of the following ways:

•	signing a new proxy card and submitting it as instructed above;

•	if your shares are held in street name, re-voting by Internet or by telephone as instructed above. Only your latest Internet or telephone vote will be counted;

•	notifying Coley’s Secretary in writing before the annual meeting that you have revoked your proxy; or

•	attending the meeting in person and voting in person. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name or if you have stock certificates, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?”

If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares on Proposal 1 even if it does not receive instructions from you. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted for purposes of electing directors. You may vote either FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve Amendment and Restatement of the 2005 Stock Plan

The affirmative vote of a majority of the votes present or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment and restatement of the 2005 Stock Plan. Abstentions will be treated as votes against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Computershare Limited, examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. We have engaged The Proxy Advisory Group, LLC, to assist in the solicitation of proxies and to provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $20,000 in the aggregate.

What Constitutes a Quorum for the Meeting?

The holders of a majority of all of the shares of stock entitled to vote at the annual meeting, present in person or by proxy, shall constitute a quorum at the annual meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

We are pleased to offer three options for our 2007 annual meeting: (1) listening to a live Webcast on the Investor Center section of our website, www.coleypharma.com, (2) dial-in by telephone at (866) 543-6407 (U.S. only); +1 (617) 213-8898 (international) (Passcode: 34478299), or (3) attending in person. The annual meeting will be held at 8:30 a.m. on Thursday, June 14, 2007 at the Company’s headquarters at 93 Worcester Street, Wellesley, Massachusetts. When you arrive at our headquarters, signs will direct you to the appropriate meeting room. If you choose to listen to the Webcast, go to the Investor Center section of our website, www.coleypharma.com, shortly before the meeting time, and follow the instructions for downloading the Webcast. If you miss the annual meeting, you can listen to a replay of the Webcast on the Investor Center section of our website, www.coleypharma.com, or dial-in by telephone at (888) 286-8010 (U.S. only) or +1 (617) 801-6888 (international) (Passcode: 33197466) until July 14, 2007. You need not attend the annual meeting in order to vote.

Electronic Delivery of Coley Stockholder Communications

Coley is pleased to offer its stockholders the opportunity to receive stockholder communications electronically. By signing up for electronic delivery of documents such as the annual report and the proxy statement, you can receive stockholder communications as soon as they are available without waiting for them to arrive in the mail. You can also reduce the number of bulky documents in your personal files, eliminate duplicate mailings and help reduce our printing and mailing costs. To sign up for electronic delivery, visit the Investor Center section of our website, www.coleypharma.com, and enter information for all of your Coley stockholdings. Your enrollment in this program will be effective until canceled. If you have questions about electronic delivery, please call Coley Investor Relations at +1 (781) 431-9019.

Householding of Annual Disclosure Documents

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our shareholders reside, if we or your broker believe that the shareholders are members of the same family. This practice, referred to as “householding,” benefits both you and us. It reduces the volume of duplicate information received at your household and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each shareholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Limited, by calling their toll free number, +1 (781) 575-3100.

If you do not wish to participate in “householding” and would like to receive your own set of our annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Coley shareholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your Coley shares are registered in your own name, please contact our transfer agent, Computershare Limited, and inform them of your request by calling them at +1 (781) 575-3100 or writing them at Computershare Investor Services, P.O. Box 43078, Providence, RI 02940-3078.

•

If a broker or other nominee holds your Coley shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2007 for (a) the executive officers named in the Summary Compensation Table on page 20 of this proxy statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of April 1, 2007 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 26,480,081 shares of common stock outstanding on April 1, 2007.

	Shares Beneficially Owned
Name and Address**	Number	Percent
5% or more stockholders
Entities affiliated with TVM Capital(1) 101 Arch Street, Suite 1950 Boston, MA 02110 USA	3,223,067	11.97%
Entities affiliated with Venrock Associates(2) 30 Rockefeller Plaza Room 5508 New York, NY 10112 USA	2,947,796	10.96%
Entities affiliated with Ziff Asset Management, L.P.(3) 283 Greenwich Avenue Greenwich, CT 06830 USA	2,376,327	8.97%
Entities affiliated with Thomas, McNerney & Partners, L.P.(4) One Stamford Plaza 263 Tresser Blvd., 16th Floor Stamford, CT 06901 USA	2,408,138	8.91%
Entities affiliated with Franklin Resources, Inc.(5) One Franklin Parkway San Mateo, CA 94403-1906 USA	1,367,200	5.16%
Named Executive Officers
Robert L. Bratzler, Ph.D.(6)	1,116,154	4.11%
Charles H. Abdalian, Jr.(7)	135,431	*
Arthur M. Krieg, M.D.(8)	887,579	3.31%
Ferdinand E. Massari	0	*
Other Directors
Anthony B. Evnin, Ph.D.(9)	2,947,796	10.96%
Manfred E. Karobath, M.D.(10)	449,832	1.70%
James E. Thomas(11)	2,410,830	8.92%
Kenneth M. Bate(12)	21,834	*
Robert J. Hugin(13)	21,834	*
Patrick Langlois, Ph.D. (14)	21,834	*
All executive officers and directors as a group (10 persons)(15)	9,891,756	34.56%

*	Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
**	Addresses are given for beneficial owners of more than 5% of the outstanding common stock only.

(1)	Consists of 372,243 shares and warrants to purchase 183,995 shares held by TVM III Limited Partnership (formerly TVM Techno Venture Enterprises No. III Limited Partnership); 342,817 shares held by TVM Medical Ventures GmbH & Co. KG; 336,667 shares and warrants to purchase 26,610 shares held by TVM IV GmbH & Co. KG; and 1,721,245 shares and warrants to purchase 239,490 shares held by TVM V Life Science Ventures GmbH & Co.
(2)	Consists of 453,967 shares and warrants to purchase 76,637 shares held by Venrock Associates; 2,017,630 shares and warrants to purchase 340,608 shares held by Venrock Associates III, L.P.; and 50,439 shares and warrants to purchase 8,515 shares held by Venrock Entrepreneurs Fund III, L.P.
(3)	The information is based solely on a Schedule 13G filed by Ziff Asset Management, L.P., PBK Holdings, Inc., Philip B. Korsant and ZBI Equities, L.L.C. with the Securities and Exchange Commission on February 12, 2007.
(4)	Consists of 1,766,474 shares and warrants to purchase 511,479 shares held by Thomas, McNerney & Partners, L.P.; 102,802 shares and warrants to purchase 18,999 shares held by TMP Nominee, LLC; and 6,664 shares and warrants to purchase 1,720 shares held by TMP Associates, L.P.
(5)	The information is based solely on a Schedule 13G filed by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. with the Securities and Exchange Commission on February 5, 2007.
(6)	Consists of 459,351 shares owned by Dr. Bratzler and his immediate family and options to purchase 656,803 shares that are currently exercisable or exercisable within 60 days of April 1, 2007. Although immediately exercisable, the 656,803 currently exercisable options vest over a four-year period from the date of grant, with one quarter vesting on the first anniversary of the date of grant and thereafter in 36 monthly installments. Unvested securities are subject to repurchase by us.
(7)	Consists of options to purchase 135,431 shares currently exercisable or exercisable within 60 days of April 1, 2007. Although immediately exercisable, the 135,431 shares currently exercisable vest over a four-year period from the date of grant, with one quarter vesting on the first anniversary of the date of grant and thereafter in 36 monthly installments. Unvested securities are subject to repurchase by us.
(8)	Consists of 566,672 shares owned by Dr. Krieg, options to purchase 305,187 shares owned by Dr. Krieg currently exercisable or exercisable within 60 days of April 1, 2007, and 15,720 shares owned by irrevocable trusts for the benefit of Peter Krieg, Alexandra Krieg and Elizabeth Krieg. Dr. Krieg, as trustee of the trusts, has voting and/or dispositive power over the shares held by them. Dr. Krieg disclaims beneficial ownership of the shares owned by the trusts except to the extent of his proportionate pecuniary interest therein. In addition, Dr. Krieg has granted options to purchase an aggregate of 57,314 shares to third parties. Such options became exercisable upon the consummation of our initial public offering. Although immediately exercisable, the 305,187 shares currently exercisable vest over a four-year period from the date of grant, with one quarter vesting on the first anniversary of the date of grant and thereafter in 36 monthly installments. Unvested securities are subject to repurchase by us.
(9)	Consists of the shares owned by funds affiliated with Venrock Associates. See Footnote (2). Dr. Evnin disclaims ownership of the shares owned by the funds except to the extent of his pecuniary interest therein.
(10)	Consists of 135,783 shares owned by Dr. Karobath, warrants to purchase 11,358 shares owned by Dr. Karobath, options to purchase 10,122 shares owned by Dr. Karobath currently exercisable or exercisable within 60 days of April 1, 2007, and 292,569 shares owned by Qiagen N.V. Although immediately exercisable, the 10,122 shares currently exercisable vest over a four-year period from the date of grant, with one quarter vesting on the first anniversary of the date of grant and thereafter in 36 monthly installments. Unvested securities are subject to repurchase by us. Dr. Karobath disclaims beneficial ownership of the shares owned by Qiagen N.V. except to the extent of his proportionate pecuniary interest therein.
(11)	Consists of 2,692 shares held by Mr. Thomas and the shares owned by funds affiliated with Thomas, McNerney & Partners, L.P. See Footnote (4). Mr. Thomas disclaims beneficial ownership of the shares owned by the funds affiliated with Thomas, McNerney & Partners except to the extent of his proportionate pecuniary interest therein.
(12)	Consists of options to purchase 21,834 shares currently exercisable or exercisable within 60 days of April 1, 2007. Although immediately exercisable, the 21,834 shares currently exercisable vest over a four-year period from the date of grant, with one quarter vesting on the first anniversary of the date of grant and thereafter in 36 monthly installments. Unvested securities are subject to repurchase by us.

(13)	Consists of options to purchase 21,834 shares currently exercisable or exercisable within 60 days of April 1, 2007. Although immediately exercisable, the 21,834 shares currently exercisable vest over a four-year period from the date of grant, with one quarter vesting on the first anniversary of the date of grant and thereafter in 36 monthly installments. Unvested securities are subject to repurchase by us.
(14)	Consists of options to purchase 21,834 shares currently exercisable or exercisable within 60 days of April 1, 2007. Although immediately exercisable, the 21,834 shares currently exercisable vest over a four-year period from the date of grant, with one quarter vesting on the first anniversary of the date of grant and thereafter in 36 monthly installments. Unvested securities are subject to repurchase by us.
(15)	See footnotes (6)-(14). Includes 2,142,361 shares of common stock issuable upon exercise of options and warrants currently exercisable or exercisable within 60 days of April 1, 2007.

MANAGEMENT

The Board of Directors

Our charter provides that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of seven members, classified into three classes as follows: (1) James E. Thomas, Anthony B. Evnin, Ph.D. and Patrick Langlois, Ph.D. constitute a class with a term ending at the 2007 annual meeting; (2) Kenneth M. Bate, Robert J. Hugin and Manfred E. Karobath, M.D. constitute a class with a term ending at the 2008 annual meeting; and (3) Robert L. Bratzler, Ph.D. constitutes a class with a term ending at the 2009 annual meeting. There is one board seat that is currently vacant. It is the intention of the Board to fill that vacancy when a qualified candidate is recommended by the Board’s Nominating and Governance Committee.

On March 28, 2007, our Board of Directors voted to nominate James E. Thomas, Anthony B. Evnin, Ph.D. and Patrick Langlois, Ph.D. for election at the annual meeting for a term of three years to serve until the 2010 annual meeting of stockholders, and until their successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in Coley, if any, their principal occupations or employment for the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold directorships.

Name	Age	Position
Robert L. Bratzler, Ph.D.	61	President and Chief Executive Officer; Director
Kenneth M. Bate(2)(3)	56	Director
Anthony B. Evnin, Ph.D.(2)(3)	66	Director
Robert J. Hugin(3)	52	Director
Manfred E. Karobath, M.D.(1)	66	Director
Patrick Langlois, Ph.D.(1)(3)	61	Director
James E. Thomas(1)(2)	46	Director

(1)	Member of our Compensation Committee.
(2)	Member of our Nominating and Governance Committee.
(3)	Member of our Audit Committee.

Robert L. Bratzler, Ph.D. Dr. Bratzler has been our President, Chief Executive Officer and a director since June 1998. A co-founder of Sepracor Inc., a research-based pharmaceutical company, in 1984, Dr. Bratzler also co-founded and helped build and finance several Sepracor group companies, including ChiRex, a pharmaceutical outsourcing company, where Dr. Bratzler served as President and Chief Executive Officer from 1996 to 1997. A former faculty member in the department of chemical engineering at Princeton University, Dr. Bratzler received his B.S. degree from the University of Michigan and his Ph.D. in chemical engineering from the Massachusetts Institute of Technology.

Kenneth M. Bate. Mr. Bate has served as a director since April 2005. Since January 2007, Mr. Bate has been President, Chief Executive Officer and director of NitroMed, Inc., a biopharmaceutical company. From March 2006 to January 2007, Mr. Bate was Chief Operating Officer and Chief Financial Officer of NitroMed. From January 2005 until March 2006, Mr. Bate was a consultant with JSB Partners, LP, a banking and advisory firm for biopharmaceuticals and life sciences companies, which he founded in July 1999. From 2002 to January 2005, Mr. Bate held the posts of Executive Vice President, Head of Commercial Operations and Chief Financial Officer at Millennium Pharmaceuticals, Inc. where he managed commercial operations with responsibility for the company’s two marketed products and was responsible for all financial activities including government affairs, corporate communications and investor relations. From 1998 to 2002, he held positions at JSB Partners and

MPM Capital, firms that provided banking and advisory services to biopharmaceutical companies. Mr. Bate’s experience in biotechnology also includes six years in the positions of Vice President and Chief Financial Officer of Biogen, Inc. Mr. Bate received his B.A. degree from Williams College and his MBA from The Wharton School of the University of Pennsylvania.

Anthony B. Evnin, Ph.D. Dr. Evnin has served as a director since August 2003. Dr. Evnin has been a Managing General Partner of Venrock Associates, a venture capital firm, since 1980. Dr. Evnin presently serves on the boards of directors of Memory Pharmaceuticals Corp., Icagen, Inc., Infinity Pharmaceuticals, Inc., Pharmos Corporation, Renovis, Inc., Sunesis Pharmaceuticals, Inc. and several private companies. He led Venrock’s investment in Athena Neurosciences, Centocor, Genetics Institute, IDEC Pharmaceuticals, IDEXX Laboratories and Sepracor. Dr. Evnin received his A.B. degree from Princeton University and received his Ph.D. in chemistry from the Massachusetts Institute of Technology.

Robert J. Hugin. Mr. Hugin serves as President and Chief Operating Officer of Celgene Corporation, a biopharmaceutical company focused on the discovery, development and commercialization of innovative therapies for unmet medical needs in cancer and immune-inflammatory disease. He joined Celgene in June 1999 and has been a director of Celgene since December 2001. Mr. Hugin also serves as a director of The Medicines Company and of Family Promise, a national non-profit network assisting homeless families. Prior to joining Celgene, Mr. Hugin was a Managing Director with J.P. Morgan & Co. Inc. Mr. Hugin received an A.B. degree from Princeton University in 1976 and an MBA from the University of Virginia in 1985 and served as a United States Marine Corps infantry officer during the intervening period.

Manfred E. Karobath, M.D. Dr. Karobath has served as a director since December 1999. Dr. Karobath served as President of research and development and Executive Vice President of Rhône-Poulenc Rorer (now sanofi-aventis), a pharmaceutical company, from 1992 to 1999. Prior to that, Dr. Karobath served as Senior Vice President and Head of Research and Development, Switzerland for Sandoz Pharmaceuticals (now Novartis) in Basel, Switzerland. Dr. Karobath currently serves as a director on the boards of Qiagen N.V., Cardion AG, and a number of privately held companies. He became a professor of biological psychiatry in 1979 at the University of Vienna Medical School, from which he holds his M.D. degree.

Patrick Langlois, Ph.D. Dr. Langlois has been a Partner with PJL Conseils, a consulting firm, since February 2005. He served as Executive Vice President and Chief Financial Officer of Aventis S.A. from December 1999 to February 2005 and as Vice Chairman of Aventis’ Management Board from 2002 to 2004. At Aventis, Dr. Langlois was responsible for finance and corporate development functions as well as three global businesses: chemicals, protein therapeutics, and animal health. Prior to joining Aventis, Dr. Langlois was employed by the Rhône-Poulenc Group from 1975 to 1999, most recently as Chief Financial Officer and Member of the Executive Committee. Dr. Langlois currently serves as a director on the board of Shire Pharmaceutical Group plc. Dr. Langlois received a License degree from the University of Rennes in 1967 and a Ph.D. degree from the University of Rennes in 1968 and was awarded a Diploma in Higher Banking Studies in 1974.

James E. Thomas. Mr. Thomas has served as a director since September 2003. He has been a partner of Thomas, McNerney & Partners, L.L.C., a venture capital firm based in Stamford, Connecticut since 2001. Prior to co-founding Thomas, McNerney & Partners, Mr. Thomas was employed by E.M. Warburg, Pincus & Co., L.L.C.’s health care technology private equity practice from 1989 to 2000, most recently as a managing director. Mr. Thomas is currently a board member of a number of privately held companies. Mr. Thomas received his B.A. degree from The Wharton School of the University of Pennsylvania and also holds an advanced degree in economics from the London School of Economics.

Our Board has determined that with the exception of Dr. Bratzler, all of the members of the Board qualify as independent under the definition promulgated by the Nasdaq Stock Market.

Committees of the Board of Directors and Meetings

Meeting Attendance. During the fiscal year ended December 31, 2006 there were eight meetings of our Board of Directors, and the various committees of the Board met a total of 16 times. No director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2006. The Board has adopted a policy requiring that each member of the Board make every effort to attend the annual meetings of our stockholders. All directors attended our annual meeting of stockholders held in 2006.

Audit Committee. Our Audit Committee met seven times during fiscal 2006. This committee currently has four members, Mr. Hugin, Mr. Bate, Dr. Evnin and Dr. Langlois. Our Audit Committee has the authority to retain and terminate the services of our independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. We believe that each member of the Audit Committee satisfies the requirements for membership established by the Nasdaq Global Market and the Securities and Exchange Commission. The Board has determined that Mr. Hugin is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 401 of Regulation S-K. Please also see the report of the Audit Committee set forth elsewhere in this proxy statement. A copy of the Audit Committee’s written charter is publicly available on our website at www.coleypharma.com.

Compensation Committee. Our Compensation Committee met five times during fiscal 2006. This committee currently has three members, Dr. Karobath, Dr. Langlois and Mr. Thomas. The Compensation Committee makes recommendations to the Board of Directors regarding the compensation philosophy and compensation guidelines for our executives, the role and performance of our executive officers, appropriate compensation levels for our Chief Executive Officer, which are determined without the Chief Executive Officer present, and other executives based on a comparative review of compensation practices of similarly situated businesses.

The Compensation Committee is charged with establishing a compensation policy for our executives and directors that is designed to attract and retain the best possible executive talent, to motivate them to achieve corporate objectives, and reward them for superior performance. The Compensation Committee also makes recommendations to the Board regarding the design and implementation of our compensation plans and the establishment of criteria and the approval of performance results relative to our incentive plans. The Compensation Committee meets at least twice per year and more often as necessary to review and make decisions with regard to executive compensation matters. As part of its review of executive compensation matters, the Compensation Committee may delegate any of the powers given to it to a subcommittee of the Committee.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Compensation Discussion and Analysis.” In addition, as noted below, we have retained Towers Perrin as our compensation consultant. The activities carried out by Towers Perrin are described below under the section entitled “Compensation Discussion and Analysis.”

All members of the Compensation Committee qualify as independent under the definition promulgated by Nasdaq. A copy of the Compensation Committee’s written charter is publicly available on our website at www.coleypharma.com.

Nominating and Governance Committee. Our Nominating and Governance Committee met four times during fiscal 2006 and has three members, Mr. Bate, Dr. Evnin and Mr. Thomas. This committee’s role is to make recommendations to the full Board as to the size and composition of the Board and its committees, and to evaluate and make recommendations as to potential candidates. We believe that each member of the Nominating and Governance Committee satisfies the requirements for membership established by the Nasdaq Global Market.

The Nominating and Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2007 annual meeting of Stockholders using the procedures set forth in the Company’s Bylaws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director.” If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should follow the procedures set forth in Appendix B, “Procedures for Shareholders Submitting Nominating Recommendations,” to our Nominating and Governance Committee Charter, which is available on our website at www.coleypharma.com.

Compensation Committee Interlocks and Insider Participation. No member of our Compensation Committee has at any time been an employee of ours. None of our executive officers serves as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

Shareholder Communications to the Board

Generally, shareholders who have questions or concerns should contact our Investor Relations department at +1 (781) 431-9019. However, any shareholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Board of Directors at Coley Pharmaceutical Group, Inc., 93 Worcester Street, Wellesley, Massachusetts 02481 USA. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings,

•	resumes and other forms of job inquiries,

•	surveys, and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officers

The following table sets forth certain information regarding our executive officers who are not also directors. All executive officers other than Dr. Bratzler are at-will employees.

Arthur M. Krieg, M.D.	49	Executive Vice President, Research and Development and Chief Scientific Officer
Charles H. Abdalian, Jr.	57	Senior Vice President, Finance and Chief Financial Officer
Ferdinand E. Massari, M.D.	47	Senior Vice President, Drug Development and Chief Medical Officer

Arthur M. Krieg, M.D. Dr. Krieg is our scientific co-founder and has been our Executive Vice President, Research and Development since February 2007, prior to which he had served as Senior Vice President, Research and Development since April 2001 and Chief Scientific Officer since May 1997. Dr. Krieg served as

Staff Fellow at the National Institute of Arthritis, Musculoskeletal and Skin Diseases at the National Institute of Health after his internship and residency in internal medicine at the University of Minnesota. Dr. Krieg has been a Professor of Medicine in the University of Iowa’s Department of Internal Medicine since April 1999. He is currently on an indefinite leave of absence from his position at the University of Iowa. Dr. Krieg received his B.S. in biology from Haverford College and his M.D. from Washington University in St. Louis, Missouri.

Charles H. Abdalian, Jr. Mr. Abdalian has been our Senior Vice President, Finance and Chief Financial Officer since March 2004. Mr. Abdalian worked as an independent industry consultant for Bolton Management Consulting from December 2002 to March 2004. Mr. Abdalian served as President and Chief Executive Officer of Pelias Technologies, Inc., an early stage private biotechnology company specializing in drug-delivery technologies, from October 2001 to December 2002, and as Chief Operating and Financial Officer from August 2001 to October 2001. He served as Chief Financial Officer at Emisphere Technologies, a publicly traded biotechnology company focused on advanced drug-delivery technologies from March 1999 to July 2001. Previously, Mr. Abdalian served in various senior financial positions with publicly traded companies and was employed by Coopers & Lybrand (a predecessor firm of PricewaterhouseCoopers) for 17 years, seven as a Partner. Mr. Abdalian received his B.S. degree from Norwich University and his MBA degree from The Wharton School of the University of Pennsylvania.

Ferdinand E. Massari, M.D. Dr. Massari has been our Senior Vice President, Drug Development and Chief Medical Officer since April 2006. Dr. Massari joined Coley with more than 15 years of experience in the pharmaceutical industry, including clinical drug development, new product registration, medical affairs and marketing. Immediately prior to joining Coley, he served as Medical Consultant, Clinical Partners. From 2003-2005, Dr. Massari was Vice President, Anti-infective/Respiratory/Urology Group, Worldwide Medical Affairs for Pfizer. Prior to Pfizer’s acquisition of Pharmacia, he served as Pharmacia Corporation’s Vice President, Infectious Diseases, Women’s Health, Urology and General Medicine, Global Clinical Research from 1999-2003. Prior to Pharmacia, Dr. Massari held positions with Merck & Company from 1997-1998 both in marketing and clinical research. Trained as a Fellow in Allergy/Immunology in the Laboratory of Immunoregulation at the National Institute of Allergy and Infectious Diseases, Dr. Massari received his M.D. at Jefferson Medical School and served as an adjunct faculty member of the University of Pennsylvania Medical School.

COMPENSATION DISCUSSION AND ANALYSIS

We have prepared the following Compensation Discussion and Analysis, or CD&A, to provide you with information that we believe is necessary to understand our executive compensation policies and decisions as they relate to the compensation of our named executive officers. In this section, we discuss and analyze the objectives of our compensation program and what our compensation program is designed to reward. We also discuss and analyze each element of our compensation package, why we choose to pay each element, how we determine the amount of each element, and how each element of compensation fits into our overall compensation objectives.

The Objectives of Our Compensation Program

The primary objectives of our executive compensation program are:

•	to attract and retain skilled and knowledgeable executives of exceptional quality,

•	to provide effective incentives to motivate and reward executives for achievement of strategic, financial and scientific goals, which are set both individually and on a company-wide basis,

•	to align stockholder interests with executive interests by relying heavily on long-term incentive compensation that is tied to performance, and

•

to provide a compensation package that is competitive with our peer group in the highly competitive market for skilled biotechnology employees in the geographic markets in which we operate (Boston, Massachusetts; Ottawa, Canada; and Düsseldorf, Germany).

Under the supervision and with the guidance and input of the Compensation Committee, we have developed and implemented compensation policies, plans and programs that we believe achieve these goals and objectives. The Compensation Committee assesses executive compensation by applying the following key principles: that executive compensation should depend upon both corporate performance and individual performance; that the interests of executives should be closely aligned with those of our stockholders through equity-based compensation; and that compensation should be appropriate and fair in comparison to the compensation provided to executives within the biotechnology industry and by other biotechnology companies of our size, stage of development, geographic area and complexity. Examples of companies we have used in evaluating our compensation components are Alnylam Pharmaceuticals, Inc., Neurogen Corporation, Pharmion Corporation, and Sirna Therapeutics, Inc.

The Elements of Our Compensation Program

There are three primary components of our compensation program for executive officers: base salary, an annual cash incentive opportunity, and long-term equity incentive compensation, in the form of options to purchase our common stock.

Base Salary

With respect to base salary, our compensation philosophy is guided by a belief that the target for our executive officers’ annual base compensation should be positioned at the 50th percentile of companies within our peer group. Base salary amounts are subject to review and adjustment once per year, using available data from comparable companies as benchmarks. As described in further detail below, base salary amounts paid to Dr. Bratzler and to our other executive officers are determined by the Compensation Committee, and with respect to executive officers other than Dr. Bratzler, with input from other members of management.

Annual Incentive Compensation

We rely on both annual cash incentives and annual grants of stock options to motivate our executive officers and other employees. We believe that this allows us to retain cash for use in our research and development projects.

Annual Cash Incentives

The executive officers are eligible to earn an annual cash bonus, the amount of which is based upon the position level of the executive officer, the achievement of corporate objectives, and the attainment of specific individual non-financial performance objectives. At the beginning of each calendar year, management along with the Board of Directors develops corporate objectives for the year. These objectives are then used by the Board of Directors to evaluate management’s performance and in turn to award cash bonuses.

Coley’s 2006 corporate objectives included the following:

•	Advancing clinical trials of Actilon for the treatment of HCV;

•	Initiation of new TLR Therapeutic clinical stage programs;

•	Advancement of partnered programs for cancer, allergy and asthma, and vaccine adjuvants;

•	Entering into new vaccine adjuvant licenses; and

•	Attainment of cash burn targets.

The Board of Directors determined that management had attained approximately 50% of the 2006 corporate objectives and accordingly awarded cash bonuses for 2006 performance at 50% of target.

Annual Grants of Stock Options: Long-Term Incentive Program

Equity-based compensation awards granted by the Committee take into account each executive officer’s scope of responsibility and specific assignments, strategic and operational goals applicable to the executive officer, anticipated actual performance levels and contributions of the officer towards reaching those performance levels, and competitive market data for similar positions at biotechnology companies of similar size and stage of development. The Compensation Committee does not typically assign a specific weight to any of the foregoing factors when making determinations as to the size of stock option grants. As with the base salary amounts paid to our executive officers, annual incentive cash and equity amounts are determined by the Compensation Committee, and with respect to executive officers other than Dr. Bratzler, with input from other members of management.

In 2006, none of our named executive officers received any equity compensation except for Dr. Massari, who received 80,000 options in connection with the commencement of his employment with us on April 27, 2006. Prior to the February 2007 option grants described below, our other named executive officers last received option grants immediately prior to our initial public offering in August 2005.

As previously reported, the Compensation Committee adopted a 2007 Long-Term Incentive Plan, effective January 1, 2007, pursuant to which our executive officers were eligible to receive a grant of options under the 2005 Stock Plan to purchase shares of our common stock. The objectives of the 2007 Long-Term Incentive Plan are to:

•	reward employees for the long-term success of Coley;

•	attract and retain key employees; and

•	align shareholder and employee interests.

The Compensation Committee will consider several factors when determining the number of stock options to grant to an employee, including:

•	corporate and individual performance;

•	competitiveness of current compensation; and

•	current ownership levels of our stock and options.

Pursuant to the 2007 Long-Term Incentive Plan, the following annual option grant targets have been established for our executive officers:

•	Robert L. Bratzler, Ph.D., President and Chief Executive Officer, will be eligible to receive a target of 93,000 options;

•	Charles H. Abdalian, Jr., Senior Vice President, Finance and Chief Financial Officer, will be eligible to receive a target of 40,000 options;

•	Arthur M. Krieg, M.D., Executive Vice President, Research and Development and Chief Scientific Officer, will be eligible to receive a target of 40,000 options; and

•	Ferdinand E. Massari, M.D., Senior Vice President, Drug Development and Chief Medical Officer, will be eligible to receive a target of 40,000 options.

At their discretion, the members of the Compensation Committee of the Board of Directors has the ability to grant stock options to these executive officers in amounts that are below or above the target, or not at all, based on the stock grant criteria set forth above.

On February 16, 2007, the Compensation Committee authorized grants of stock options to our named executive officers under the 2007 Long-Term Incentive Plan in the following amounts: Dr. Bratzler received 90,000 options; Mr. Abdalian received 45,000 options; Dr. Krieg received 50,000 options; and Dr. Massari received 60,000 options. Each of these options has an exercise price of $9.86 per share, and the options vest over a four-year period from the date of grant, with one-quarter of the shares vesting on the first anniversary of the date of grant and the remaining shares vesting thereafter in 36 monthly installments. We do not currently anticipate that the Compensation Committee will make any additional equity grants to our named executive officers during the 2007 fiscal year.

Each of these options were granted under our 2005 Stock Plan, which is administered by the Compensation Committee. The Compensation Committee has not delegated the authority to make grants under the 2005 Stock Plan to any of our executive officers. The exercise price of all options granted under the 2005 Stock Plan is equal to the closing price of our common stock on the date of grant.

Additional Benefits

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, and a 401(k) plan.

In some circumstances, we may also utilize cash signing bonuses when executives join us. These cash signing bonuses may be repayable in full if the recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire and are repayable in part if the recipient voluntarily terminates employment with us up to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we have paid and will consider paying cash bonuses to compensate for amounts forfeited by an executive upon terminating prior employment. In addition, we may assist with certain expenses associated with an executive joining and maintaining their employment with us. For example, we paid Dr. Massari $29,700 in 2006 in reimbursement for relocation expenses incurred in connection with his move from New York to Massachusetts.

We believe these forms of compensation create additional incentives for an executive to join our company in a position where there is high market demand. These forms of compensation are recommended by our President and Chief Executive Officer and approved by the Compensation Committee in its discretion, and are typically structured to not exceed certain monetary amounts and/or time periods.

Determining the Amount of Each Element

With respect to each executive officer other than the Chief Executive Officer, the Compensation Committee meets annually with the Chief Executive Officer to review the officer’s performance over the prior year, based upon achievement of strategic and operational performance goals applicable to the responsibilities of the particular officer. For example, review of the performance of the Chief Scientific Officer would include our progress made with respect to advancements in the clinical and pre-clinical development of our various product candidates; and review of the performance of the Chief Financial Officer would include efficiencies achieved in financial operations and use and management of corporate funds.

With respect to the Chief Executive Officer, the Compensation Committee meets annually to review his performance over the preceding year, based upon achievement of strategic and operational performance goals applicable to the entire company, including progress in clinical and pre-clinical development of product candidates, business development objectives including collaborations and licensing agreements and financial objectives. In addition, grants to either the Chief Executive Officer or the other executive officers may be made periodically throughout the year by the Compensation Committee in its sole discretion upon the event of achievement of other corporate goals and objectives, based on criteria determined by the Compensation Committee as circumstances warrant.

At the first Compensation Committee meeting that is held during the fiscal year, the Chief Executive Officer and other executive officers’ proposed compensation is presented, reviewed and analyzed in the context of all the components of their total compensation. Members then have additional time between meetings to ask for additional information and to raise and discuss further questions. The discussion is continued at a second Compensation Committee meeting, after which a vote is taken and compensation approved or adjusted.

Executive Compensation Consultant

The Compensation Committee has retained Towers Perrin to act as its consultant on matters relating to executive compensation.

Up through and including fiscal year 2006, our compensation plans have been developed utilizing publicly available compensation data and subscription compensation survey data for national and regional companies in the biotechnology industry, including data gathered from the Radford Biotechnology Executive Compensation Survey and the Radford Biotechnology Benchmarking Compensation Survey, as updated by Towers Perrin. Towers Perrin also prepared summaries, which were reviewed and analyzed by the members of the Compensation Committee, of compensation data from the executive compensation disclosures of companies that we believe to be in our peer group, broken down by reference to specific job titles and roles within the company where such information was available and relevant. We believe these data provide us with appropriate compensation benchmarks because these biotechnology companies have similar organizational structures, market capitalization, and numbers of employees, and tend to compete with us for skilled and experienced executives and other employees.

In benchmarking executive compensation, we typically review the compensation data we have collected from the surveys, as well as various subsets of these data, to compare elements of compensation based on certain characteristics of the company, such as number of employees and number of shares of stock outstanding.

Base Salary Changes for 2007

We generally make adjustments to the base salaries of our executive officers once per calendar year. The following table reflects the adjustments that were made by the Compensation Committee to the base salaries of the named executive officers for 2007, at its meeting held on February 16, 2007.

Name	Title	2006 Base Salary ($)		2007 Base Salary ($)
Robert L. Bratzler, Ph.D.	President and Chief Executive Officer	365,700		378,500
Charles H. Abdalian, Jr.	Senior Vice President, Finance and Chief Financial Officer	275,600		286,624
Arthur M. Krieg, M.D.	Executive Vice President, Research and Development and Chief Scientific Officer	280,370		290,183
Ferdinand E. Massari, M.D.	Senior Vice President of Drug Development	300,000	(1)	312,000

(1)	Base salary of Dr. Massari is annualized. He commenced employment with us on April 27, 2006. The actual salary we paid him in 2006 was $202,308.

In setting these base salaries, we considered:

•	the compensation philosophy and guiding principles described above;

•

the experience and industry knowledge of the named executive officers and the quality and effectiveness of their leadership at the Company during the 2006 fiscal year, and anticipated contributions during 2007;

•	all of the components of executive compensation, including base salary, cash and equity incentive compensation, and benefits and perquisites;

•	the comparable data available with respect to compensation paid by competitors in our industry, using the 50th percentile as our point of reference; and

•	the mix of performance pay to total compensation.

Based on all of these measures, we believe that the adjustments reflected in the table above are appropriate to achieve our corporate objectives and are comparable to our peer group of companies.

Change in Control Arrangements

As described elsewhere in this proxy statement, we have an employment agreement with Dr. Bratzler and change of control agreements with our other named executive officers. Those agreements provide for benefits to be paid in the event of a change in control of our company, as that term is defined below.

Dr. Bratzler’s amended and restated agreement with us provides that in the event Dr. Bratzler is terminated without cause or terminates his employment for good reason within 24 months after a change of control, we must pay him severance benefits, including: (1) an amount equal to one-twelfth of his then current annual base salary multiplied by 24, payable in a lump sum within 30 days of termination; (2) an amount equal to one-twelfth of his target annual incentive bonus multiplied by 24, payable in a lump sum within 30 days of termination; and (3) continued health care benefits for Dr. Bratzler and his dependents until the second anniversary of his termination date. Under the agreement, good reason is defined to include the assignment to Dr. Bratzler of any duties inconsistent with his position, authority, duties or responsibilities or any other action that results in a diminution in his position, authority, duties or responsibilities, a reduction in his annual base salary or the requirement that he relocate his principal place of employment to a location more than 25 miles from the location where he was performing such services immediately before the change in control. In addition, upon such termination, we agree to accelerate the vesting of any stock options or any shares subject to any right of repurchase by us or restrictions on transfer, held by Dr. Bratzler.

For purposes of Dr. Bratzler’s agreement, a change of control includes an acquisition by a person or entity who then controls 50% or more of our capital stock, a merger or combination with another entity in which we are not the surviving corporation or in which 50% or more of our capital stock is then held by persons other than us or our affiliates, an acquisition or divestiture of a substantial part of our business, or a sale of all or substantially all of our assets or business. Dr. Bratzler’s amended and restated employment agreement also includes an 18-month non-competition provision and an 18-month non-solicitation provision which may be enforced by us.

We have also entered into change of control agreements with our other named executive officers. Upon a change of control or in the event of the termination of the executive’s employment for good reason, we must pay the executive, within no later than thirty days of termination, an amount equal to one-twelfth of the executive’s annual base salary multiplied by 24, plus an amount equal to one-twelfth of the executive’s maximum annual incentive bonus, if any, multiplied by 24, that would be payable to the executive if the termination had not occurred. In addition, for two years following the executive’s termination, the executive is entitled to participate in our medical, dental and life insurance plans.

Under these agreements, in the event the executive is terminated without cause or the executive terminates his or her employment for good reason within twelve months after a change of control, we agreed to accelerate the vesting of any stock options or any shares subject to any right of repurchase by us or restrictions on transfer, held by such executive and to pay two years’ salary, bonus, and medical and dental benefits. Each of these agreements permits us to enforce our confidentiality and non-competition agreement with the executive only if we make a severance payment pursuant to the terms of the agreement.

The members of the Compensation Committee approved these arrangements for our named executive officers based on their experience serving on boards of directors and compensation committees of life science companies of a similar size and stage of development to us and their familiarity with severance packages offered to executive officers of such companies. The Compensation Committee also relied upon information provided by certain advisors to the company with experience and familiarity regarding severance arrangements. Based on this knowledge, experience and information, we believe that the change of control arrangements are reasonable and generally in line with severance packages negotiated with executive officers of similarly situated companies.

Tax Considerations

We generally seek to maximize the deductibility for federal tax purposes of all elements of the compensation that we pay. Section 162(m) of the Internal Revenue Code of 1986, as amended, disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our chief executive officer and our other most highly compensated executive officers. We do not believe that Section 162(m) will generally have an effect on us because of the current and anticipated compensation levels of our executive officers. However, the Compensation Committee intends to review periodically the potential consequences of Section 162(m) and may structure annual cash incentive awards to comply with available exemptions under Section 162(m) for performance-based compensation. Our 2005 Stock Plan is currently structured to comply with such exemptions so that stock options and other awards under that plan to our executive officers will be tax deductible under Section 162(m).

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2006 to (1) our Chief Executive Officer, (2) our Chief Financial Officer, and (3) our two next most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2006.

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)		Stock Awards ($) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation ($) (i)		Total ($) (j)
Robert L. Bratzler, Ph.D President and Chief Executive Officer	2006	365,700	73,140		—	1,537,143	—	—	7,500	(2)	1,983,483
Arthur M. Krieg, M.D. Executive Vice President, Research and Development, Chief Scientific Officer	2006	280,370	42,055		—	531,614	—	—	7,292	(3)	861,331
Charles H. Abdalian, Jr. Senior Vice President, Finance and Chief Financial Officer	2006	275,600	41,340		—	267,691	—	—	7,500	(4)	592,131
Ferdinand Massari, M.D. Senior Vice President, Drug Development and Chief Medical Officer(5)	2006	202,308	55,000	(6)	—	88,181	—	—	49,377	(7)	394,866

(1)	The amounts in column (f) reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of stock options granted under our equity plans, disregarding the forfeiture estimates, and may include amounts from stock options granted in and prior to 2006. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 9, 2007.
(2)	Includes $7,500 for 401(k) matching contributions.
(3)	Includes $7,292 for 401(k) matching contributions.
(4)	Includes $7,500 for 401(k) matching contributions.
(5)	Dr. Massari commenced employment on April 27, 2006.
(6)	Includes a one-time $25,000 signing bonus and a $30,000 performance bonus in fiscal year 2006.
(7)	Includes $6,834 for 401(k) matching contributions and $29,700 reimbursement of relocation expenses and $12,843 reimbursed for tax gross ups in connection with the relocation expenses.

Grants of Plan-Based Awards

The following table shows information regarding grants of equity awards that we made during the fiscal year ended December 31, 2006 to each of the executive officers named in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)

Ferdinand Massari, M.D.	6/20/2006	—	—	—	—	—	—	—	80,000(1)	11.37(2)	664,088

(1)	On June 20, 2007, the option will become exercisable for 25% of the number of shares granted and will become exercisable for 1/36th of the remaining number of shares granted each month for 36 months beginning on July 20, 2007.
(2)	The exercise price was determined by using the fair market value of the Company’s common stock, which is the closing price of the Company’s common stock on the NASDAQ Global Market on the date of the grant.

Narrative Disclosure To Summary Compensation Table and Grants of Plan-Based Awards Table

We have entered into an amended and restated employment agreement with Dr. Bratzler. The agreement provides for an annual base salary of $345,000, subject to subsequent adjustment at the discretion of the board of directors, plus yearly performance-based bonuses to be granted in an amount in the board of directors’ discretion. The agreement also provides that in the event Dr. Bratzler is terminated without cause or terminates his employment for good reason within 24 months after a change of control of Coley, we must pay him severance benefits, including: (1) an amount equal to one-twelfth of his then current annual base salary multiplied by 24, payable in a lump sum within 30 days of termination; (2) an amount equal to one-twelfth of his target annual incentive bonus multiplied by 24, payable in a lump sum within 30 days of termination; and (3) continued health care benefits for Dr. Bratzler and his dependents until the second anniversary of his termination date.

The named executive officers are also eligible to earn an annual cash bonus, the amount of which is based upon the position level of the executive officer, the achievement of corporate objectives, and the attainment of specific individual non-financial performance objectives. Dr. Bratzler’s target bonus is 40% of base salary. Mr. Abdalian and Drs. Krieg and Massari’s target bonuses are each 30% of base salary. In 2006, Dr. Bratzler received a cash bonus of $73,140, Mr. Abdalian received a cash bonus of $41,340, Dr. Krieg received a cash bonus of $42,055, and Dr. Massari received a cash bonus of $55,000. Dr. Massari’s cash bonus consisted of a one-time $25,000 signing bonus concurrent with the commencement of his employment with us in April 2006 and a $30,000 performance bonus for fiscal year 2006. Also in connection with the commencement of his employment with us, we paid Dr. Massari $29,700 in 2006 in reimbursement for relocation expenses incurred in connection with his move from New York to Massachusetts.

In 2006, none of our named executive officers received any equity compensation except for Dr. Massari, who received 80,000 options in connection with the commencement of his employment with us in April 2006. Prior to the February 2007 option grants described in “Compensation Discussion and Analysis,” our other named executive officers last received option grants immediately prior to our initial public offering in August 2005.

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, and a 401(k) plan. In addition, we maintain key person life insurance for Drs. Bratzler and Krieg and term life insurance for all of the named executive officers. All of the named executive officers also receive matching 401(k) contributions up to 6% of base salary.

All of the named executive officers would receive additional benefits upon a change in control of the company, as described below in “Potential Payments upon Termination or Change-In-Control.”

Outstanding Equity Awards At Fiscal Year-End

The following table shows grants of stock options and grants of unvested stock awards outstanding on the last day of the fiscal year ended December 31, 2006, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)		Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (1) (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Robert L. Bratzler, Ph.D	27,293		—		—	18.32	12/14/2011
	356,987	(2)	—		—	1.15	10/3/2013
	168,258	(3)	—		—	1.15	1/25/2015
	79,440		158,879	(4)	—	16.00	8/10/2015
Arthur M. Krieg, M.D.	2,183		—		—	9.16	3/27/2011
	8,734		—		—	18.32	12/14/2011
	153,672	(5)	—		—	1.15	10/3/2013
	13,646	(6)	—		—	1.15	11/23/2014
	94,788	(7)	—		—	1.15	1/25/2015
	24,505		49,010	(8)	—	16.00	8/10/2015
Charles H. Abdalian, Jr.	52,402	(9)	—		—	1.15	3/5/2014
	8,666	(10)	—		—	1.15	11/23/2014
	58,123	(11)	—		—	1.15	1/25/2015
	12,372		24,746	(12)	—	16.00	8/10/2015
Ferdinand Massari, M.D	—		80,000	(13)	—	11.37	6/20/2016

(1)	All options expire 10 years from the grant date. Options granted before August 10, 2005 were issued under the 1997 Employee, Director and Consultant Stock Plan and options granted after August 10, 2005 were issued under the 2005 Stock Plan. Options granted under the 1997 Plan are immediately exercisable for restricted stock which is subject to a repurchase right by us that lapses as to 25% of the shares on the first anniversary of the date of grant, and as to the balance of the shares in substantially equal monthly installments over the next 36 months following the first anniversary of the grant date.
(2)	7,437 will become vested each month until October 3, 2007. See Footnote 1.
(3)	2,730 will become vested each month until January 25, 2009. See Footnote 1.
(4)	4,965 will become exercisable each month until August 10, 2009.
(5)	3,638 will become vested each month until October 3, 2007. See Footnote 1.
(6)	284 will become vested each month until November 23, 2008. See Footnote 1.
(7)	1,513 will become vested each month until January 25, 2009. See Footnote 1.
(8)	1,532 will become exercisable each month until August 10, 2009.
(9)	1,091 will become exercisable each month until March 5, 2008.
(10)	181 will become vested each month until November 23, 2008. See Footnote 1.
(11)	756 will become vested each month until January 25, 2009. See Footnote 1.

(12)	774 will become exercisable each month until August 10, 2009.
(13)	On June 20, 2007, the option will become exercisable for 25% of the number of shares granted and will become exercisable for 1/36th of the remaining number of shares granted each month for 36 months beginning on July 20, 2007.

Option Exercises and Stock Vested

No options to purchase our common stock were exercised, and no vesting of stock awards held by each executive officer named in the Summary Compensation Table occurred during the fiscal year ended December 31, 2006.

Pension Benefits

We do not have any qualified or non-qualified defined benefit plans. Employees of our subsidiary, Coley Pharmaceutical GmbH, are entitled to participate in a pension plan; however, none of Drs. Bratzler, Krieg and Massari nor Mr. Abdalian is eligible to participate in this plan.

Nonqualified Deferred Compensation

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

Potential Payments upon Termination or Change-In-Control

We have entered into an amended and restated employment agreement with Dr. Bratzler. Our amended and restated employment agreement with Dr. Bratzler dated July 8, 2005 originally provided for his employment as our President and Chief Executive Officer until May 31, 2006, and automatically renews for successive one-year terms thereafter, unless terminated by either party. The agreement provides for an annual base salary of $345,000, subject to subsequent adjustment at the discretion of the board of directors, plus yearly performance-based bonuses to be granted in an amount in the board of directors’ discretion. The agreement also provides that in the event Dr. Bratzler is terminated without cause or terminates his employment for good reason within 24 months after a change of control of Coley, we must pay him severance benefits, including: (1) an amount equal to one-twelfth of his then current annual base salary multiplied by 24, payable in a lump sum within 30 days of termination; (2) an amount equal to one-twelfth of his target annual incentive bonus multiplied by 24, payable in a lump sum within 30 days of termination; and (3) continued health care benefits for Dr. Bratzler and his dependents until the second anniversary of his termination date. Under the agreement, good reason is defined to include the assignment to Dr. Bratzler of any duties inconsistent with his position, authority, duties or responsibilities or any other action that results in a diminution in his position, authority, duties or responsibilities, a reduction in his annual base salary or the requirement that he relocate his principal place of employment to a location more than 25 miles from the location where he was performing such services immediately before the change in control. In addition, upon such termination, we agree to accelerate the vesting of any stock options or any shares subject to any right of repurchase by us or restrictions on transfer, held by Dr. Bratzler. For purposes of this agreement, a change of control includes an acquisition by a person or entity who then controls 50% or more of our capital stock, a merger or combination with another entity in which we are not the surviving corporation or in which 50% or more of our capital stock is then held by persons other than us or our affiliates, an acquisition or divestiture of a substantial part of our business, or a sale of all or substantially all of our assets or business. Dr. Bratzler’s amended and restated employment agreement also includes an 18-month non-competition provision and an 18-month non-solicitation provision which may be enforced by us.

We have entered into a change of control agreement with Dr. Krieg. The agreement with Dr. Krieg was amended on June 21, 2002. We entered into a change of control agreement with Mr. Abdalian on March 1, 2004, and with Dr. Massari on April 27, 2006. Upon a change of control or in the event of the termination of the executive’s employment for good reason, we must pay the executive, within no later than thirty days of termination, an amount equal to one-twelfth of the executive’s annual base salary for two years, plus an amount equal to one-twelfth of the executive’s maximum annual incentive bonus, if any, that would be payable to the executive for two years if the termination had not occurred. In addition, for two years following the executive’s termination, the executive is entitled to participate in our medical, dental and life insurance plans.

Under these agreements, in the event the executive is terminated without cause or the executive terminates his or her employment for good reason within twelve months after a change of control, we agreed to accelerate the vesting of any stock options or any shares subject to any right of repurchase by us or restrictions on transfer, held by such executive and to pay two years’ salary, bonus, and medical and dental benefits. In the event the executive is terminated involuntarily without cause, we agreed to accelerate the vesting of any stock options or any shares subject to any right of repurchase by us or restrictions on transfer, held by such executive and to pay one year’s salary, bonus, and medical and dental benefits. Under our agreement with Dr. Bratzler, in the event of the death or disability of Dr. Bratzler, we agreed to pay for his family’s health benefits for one year following his death or disability. Each of these agreements permits us to enforce our confidentiality and non-competition agreement with such executive only if we make a severance payment pursuant to the terms of the agreement.

The following tables show summaries of potential payments to each of the executive officers named in the Summary Compensation Table upon termination or change of control.

Robert L. Bratzler, Ph.D., President and Chief Executive Officer

Executive Benefits and Payments Upon Termination	Change in Control		Voluntary Termination	Involuntary Not for Cause Termination		Death or Disability
Compensation:
Base Salary	731,400			365,700
Annual Bonus (x% of Base Salary)	292,560
Long Term Incentives:
Stock Options	1,217,838	(1)		914,830	(3)
% Accelerated	100%
Restricted Stock
% Accelerated
Non-Equity Incentive Plan Compensation
Benefits and Perquisites:
Disability Benefits
Accrued Vacation Pay	9,480		9,480	9,480		9,480
Post-Term Health Care						4,930	(4)
Post-Retirement Health Care
Tax Gross-Up on Perquisites
280G Tax Gross-Up	629,223	(2)
Total:	2,880,501		9,480	1,290,010		14,410

(1)	Our agreement with Dr. Bratzler with respect to a change of control of the company allows all options to be accelerated and to become fully vested and exercisable on the date immediately preceding termination. This amount represents the value of the unvested options that will become exercisable upon termination. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for options that are currently exercisable.
(2)	Upon a change of control of the company, Dr. Bratzler may make payments subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code. Our change of control agreement with Dr. Bratzler allows him to be reimbursed for all such excise taxes as well as any additional income and excise taxes that become payable by him as a result of the reimbursements. The total tax gross-up amount shown above assumes that Dr. Bratzler is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon Dr. Bratzler as a result of the change of control and (ii) any income and excise taxes imposed upon Dr. Bratzler as a result of the reimbursement of the excise tax amount. The calculation of the tax gross-up amount above is based on an excise tax rate of 20%, a federal and state income tax rate of 40%, and a Medicare tax rate of 1.45%.

(3)	Our employment agreement with Dr. Bratzler allows all options to continue to vest during the severance period for a year after termination. This amount represents the value of the unvested options that will become vested during the severance period.
(4)	Our employment agreement with Dr. Bratzler allows health care benefit coverage to family members covered under our benefit plan for one year after death or permanent disability.

Charles H. Abdalian, Jr., Senior Vice President, Finance and Chief Financial Officer

Executive Benefits and Payments Upon Termination	Change in Control		Voluntary Termination	Involuntary Not for Cause Termination		Death or Disability
Compensation:
Base Salary	551,200			275,600
Annual Bonus (x% of Base Salary)	165,360
Long Term Incentives:
Stock Options	336,707	(1)		207,847	(3)
% Accelerated	100%
Restricted Stock
% Accelerated
Non-Equity Incentive Plan Compensation
Benefits and Perquisites:
Disability Benefits
Accrued Vacation Pay	10,600		10,600	10,600
Post-Term Health Care
Post-Retirement Health Care
Tax Gross-Up on Perquisites
280G Tax Gross-Up	440,326	(2)
Total:	1,504,193		10,600	494,047

(1)	Our agreement with Mr. Abdalian with respect to a change of control of the company allows all options to be accelerated and to become fully vested and exercisable on the date immediately preceding termination. This amount represents the value of the unvested options that will become exercisable upon termination. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for options that are currently exercisable.
(2)	Upon a change of control of the company, Mr. Abdalian may make payments subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code. Our change of control agreement with Mr. Abdalian allows him to be reimbursed for all such excise taxes as well as any additional income and excise taxes that become payable by him as a result of the reimbursements. The total tax gross-up amount shown above assumes that Mr. Abdalian is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon Mr. Abdalian as a result of the change of control and (ii) any income and excise taxes imposed upon Mr. Abdalian as a result of the reimbursement of the excise tax amount. The calculation of the tax gross-up amount above is based on an excise tax rate of 20%, a federal and state income tax rate of 40%, and a Medicare tax rate of 1.45%.
(3)	Our severance agreement with Mr. Abdalian allows all options to continue to vest during the severance period for a year after termination. This amount represents the value of the unvested options that will become vested during the severance period.

Arthur M. Krieg, M.D., Executive Vice President, Research and Development, Chief Scientific Officer

Executive Benefits and Payments Upon Termination	Change in Control		Voluntary Termination	Involuntary Not for Cause Termination		Death or Disability
Compensation:
Base Salary	560,740			280,370
Annual Bonus (x% of Base Salary)	168,222
Long Term Incentives:
Stock Options	689,426	(1)		494,859	(3)
% Accelerated	100%
Restricted Stock
% Accelerated
Non-Equity Incentive Plan Compensation
Benefits and Perquisites:
Disability Benefits
Accrued Vacation Pay	10,783		10,783	10,783
Post-Term Health Care
Post-Retirement Health Care
Tax Gross-Up on Perquisites
280G Tax Gross-Up	447,947	(2)
Total:	1,877,118		10,783	786,012

(1)	Our agreement with Dr. Krieg with respect to a change of control of the company allows all options to be accelerated and to become fully vested and exercisable on the date immediately preceding termination. This amount represents the value of the unvested options that will become exercisable upon termination. Please refer to the Outstanding Equity Awards at Fiscal Year-End table for options that are currently exercisable.
(2)	Upon a change of control of the company, Dr. Krieg may make payments subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code. Our change of control agreement with Dr. Krieg allows him to be reimbursed for all such excise taxes as well as any additional income and excise taxes that become payable by him as a result of the reimbursements. The total tax gross-up amount shown above assumes that Dr. Krieg is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon Dr. Krieg as a result of the change of control and (ii) any income and excise taxes imposed upon Dr. Krieg as a result of the reimbursement of the excise tax amount. The calculation of the tax gross-up amount above is based on an excise tax rate of 20%, a federal and state income tax rate of 40%, and a Medicare tax rate of 1.45%.
(3)	Our severance agreement with Dr. Krieg allows all options to continue to vest during the severance period for a year after termination. This amount represents the value of the unvested options that will become vested during the severance period.

Ferdinand Massari, M.D., Senior Vice President, Drug Development and Chief Medical Officer

Executive Benefits and Payments Upon Termination	Change in Control		Voluntary Termination		Involuntary Not for Cause Termination	Death or Disability
Compensation:
Base Salary	600,000				300,000
Annual Bonus (x% of Base Salary)	180,000
Long Term Incentives:
Stock Options
% Accelerated	100%
Restricted Stock
% Accelerated
Non-Equity Incentive Plan Compensation
Benefits and Perquisites:
Disability Benefits
Accrued Vacation Pay	4,615		4,615		4,615
Post-Term Health Care
Post-Retirement Health Care
Tax Gross-Up on Perquisites
280G Tax Gross-Up	479,310	(1)
Other			(25,000	)(2)
Total:	1,263,925		(20,385)		304,615

(1)	Upon a change of control of the company, Dr. Massari may make payments subject to certain excise taxes imposed by Section 4999 of the Internal Revenue Code. Our change of control agreement with Dr. Massari allows him to be reimbursed for all such excise taxes as well as any additional income and excise taxes that become payable by him as a result of the reimbursements. The total tax gross-up amount shown above assumes that Dr. Massari is entitled to a full reimbursement by us of (i) any excise taxes that are imposed upon Dr. Massari as a result of the change of control and (ii) any income and excise taxes imposed upon Dr. Massari as a result of the reimbursement of the excise tax amount. The calculation of the tax gross-up amount above is based on an excise tax rate of 20%, a 40% federal and state income tax rate and a 1.45% Medicare tax rate.
(2)	If Dr. Massari leaves the Company within one year, he will repay the $25,000 signing bonus.

Director Compensation

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2006 to each of our directors.

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($) (c)	Option Awards ($) (d) (1)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (f)	All Other Compensation ($) (g)	Total ($) (h)
Kenneth M. Bate	14,000	—	101,677	—	—	—	115,677
Anthony B. Evnin, Ph.D.	—	—	—	—	—	—	—
Robert J. Hugin	11,500	—	102,387	—	—	—	113,887
Manfred E. Karobath, M.D.	14,000	—	51,829	—	—	—	65,829
Patrick Langlois, Ph.D.	13,000	—	102,387	—	—	—	115,387
James E. Thomas	—	—	—	—	—	—	—
Gert Caspritz, Ph.D.(2)	—	—	—	—	—	—	—

(1)	The amounts in column (d) reflect the dollar amount recognized as compensation cost for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123R, of stock options granted under our equity plans, disregarding the forfeiture estimates, and may include amounts from stock options granted in and prior to 2006. There can be no assurance that the FAS 123R amounts will ever be realized. The assumptions we used to calculate these amounts are included in footnote 8 to our audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 9, 2007.
(2)	Dr. Caspritz served as a director in the year ended December 31, 2006, but did not stand for re-election in 2006. He did not receive any compensation as a director in 2006.

The following is a description of the standard compensation arrangements under which our directors are compensated for their service as directors, including as members of the various committees of our board.

Dr. Karobath, Dr. Langlois, Mr. Hugin and Mr. Bate, our non-employee directors who are not affiliated with venture capital funds that are stockholders, currently receive $2,500 for each Board meeting attended and $1,000 for each teleconference attended as compensation from us for their services as members of our Board of Directors. Effective June 9, 2005, our Board of Directors approved a policy in which each director who is not an employee of the Company or an affiliate, will automatically receive an option to purchase 21,834 shares of our common stock upon his or her appointment to our Board of Directors under our then applicable stockholder-approved stock plan. These options shall vest as to 25% of such grant on the first anniversary of the grant date and as to an additional 2.08333% of such grant on the last day of each month thereafter, subject to the non-employee director’s continued service as a director. However, in the event of termination of service of a non-employee director other than for cause prior to the first anniversary of the date of grant, such option shall become vested as to 2.08333% of such grant for each month of service as a director through the last day of the month prior to his or her termination of service. In addition, at the first meeting of the Board of Directors following each annual stockholders meeting, each non-employee director will automatically receive an option to purchase 5,459 shares of our common stock. These options shall vest in full on the first anniversary of the date of grant of the option, subject to the non-employee director’s continued service as a director. However, in the event of termination of service of a non-employee director other than for cause prior to the first anniversary of the date of grant, such option shall become vested as to 2.08333% of such grant for each month of service as a director through the last day of the month prior to his termination of service. Each non-employee director stock option will terminate on the earlier of 10 years from the date of grant and three months after the recipient ceases to serve as a director, except in the case of death or disability, in which event the option will terminate one year from the date of the director’s death or disability. The exercise price of all of these options will equal the fair market value of our common stock on the date of grant.

We also reimburse each member of our Board of Directors who is not a company employee for reasonable travel and other expenses in connection with attending meetings of the Board of Directors.

We have entered into change of control agreements with our non-employee directors, Dr. Karobath, Dr. Langlois, Mr. Hugin and Mr. Bate. Under these agreements, we agreed to accelerate the vesting of any stock options or any shares subject to any right of repurchase by us or restrictions on transfer, held by such directors, if such directors are terminated in connection with a change of control of our company. For purposes of each of these agreements, a change of control occurs if a person or entity acquires control of 50% or more of our capital stock, if we merge or combine with another entity and we are not the surviving corporation or 50% or more of our capital stock is then held by persons other than us of our affiliates, or if we sell all or substantially all of our assets or business.

Equity Compensation Plan Information

As of April 1, 2007, there were 3,787,764 shares subject to issuance upon exercise of outstanding options or awards under all of our equity compensation plans referred to in the table below, at a weighted average exercise price of $6.67, and with a weighted average remaining life of 7.9 years. As of April 1, 2007, there were 908,968 shares available for future issuance under those plans.

The following table provides certain aggregate information with respect to all of our equity compensation plans in effect as of December 31, 2006.

	(a)		(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,154,389	(2)	5.87	1,595,688
Equity compensation plans not approved by security holders	—		—	—

Total	3,154,389	(2)	5.87	1,595,688

(1)	These plans consist of our 2005 Stock Plan and our 1997 Employee, Director and Consultant Stock Plan. Upon the completion of our initial public offering, the 1997 Plan terminated and thereafter no further stock options were granted under the 1997 Plan. All outstanding stock options granted under the 1997 Plan remained outstanding and subject to their terms and the terms of the 1997 Plan.
(2)	Includes options to purchase 26,967 shares of our common stock issued under our 2005 Stock Plan and options to purchase 19,218 shares of our common stock issued under our 1997 Employee, Director and Consultant Stock Plan that were cancelled after December 31, 2006.

Summary Description of the Company’s Non-Stockholder Approved Equity Compensation Plans

Our 1997 Employee, Director and Consultant Stock Option Plan, or the 1997 Plan, authorized the grant of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options for the purchase of an aggregate of 3,545,715 shares of common stock, subject to adjustment for stock splits and similar capital changes. Employees, directors and consultants were eligible to receive grants under the 1997 Plan. Generally, options granted under the 1997 Plan are immediately exercisable for restricted stock which is subject to a repurchase right by us that lapses as to 25% of the shares on the first anniversary of the date of grant, and as to the balance of the shares in substantially equal monthly installments over the next 36 months following the first anniversary of the grant date. All options generally terminate on the tenth anniversary of the date of grant. As of December 31, 2006, we had options outstanding to purchase 2,229,764 shares of common stock under the 1997 Plan. After completion of our initial public offering, the 1997 Plan was terminated and we grant no further stock options under the 1997 Plan. All outstanding stock options granted under the 1997 Plan as of the date of termination remain subject to their terms and the terms of the 1997 Plan. Up to a maximum of 118,456 shares of common stock that were subject to awards under our 1997 Plan as of December 31, 2006, but which become unissued upon the cancellation, surrender or termination of such award for any reason whatsoever, will be reserved for issuance under our 2005 Stock Plan.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is composed of Drs. Manfred Karobath and Patrick Langlois and Mr. James Thomas, none of whom is an employee of ours. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Coley Pharmaceutical Group, Inc.

Compensation Committee

Manfred E. Karobath, M.D.

Patrick Langlois, Ph.D.

James E. Thomas

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the Nasdaq Global Market, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in a charter adopted by the Board, which is available on our website at www.coleypharma.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of PricewaterhouseCoopers LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2006, the Audit Committee took the following actions:

•	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2006 with management and PricewaterhouseCoopers LLP, our independent auditors;

•

Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T, relating to the conduct of the audit; and

•

Received written disclosures and the letter from PricewaterhouseCoopers LLP regarding its independence as required by Independence Standards Board Standard No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T. The Audit Committee further discussed with PricewaterhouseCoopers LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and PricewaterhouseCoopers LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 for filing with the SEC.

Members of the Coley Pharmaceutical Group, Inc.

Audit Committee

Robert J. Hugin

Kenneth M. Bate

Anthony B. Evnin, Ph.D.

Patrick Langlois, Ph.D.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our records reflect that all reports which were required to be filed pursuant to Section 16(a) of the Exchange Act were filed on a timely basis, except that one report, covering one transaction, was filed late by Dr. Massari and one report, covering one transaction, was filed late by Mr. Thomas.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-person transactions.

Under our license agreement with the University of Iowa, we were required to pay to the University a $150,000 payment for an annual minimum license fee. Under the patent policy of the University of Iowa, Dr. Krieg receives a portion of the payments we make to the University. In 2006, Dr. Krieg received approximately $4,900 from the University in conjunction with the royalty payments we made to the University.

In May 2001, we loaned Dr. Krieg $500,000, evidenced by a promissory note in the amount of up to $750,000, bearing interest at an annual rate of 7% and payable in full on May 8, 2006. The loan was in connection with Dr. Krieg’s purchase of a home in Massachusetts and was made pursuant to an original Loan and Pledge Agreement dated as of May 8, 2001. On April 10, 2002, we entered into an Amended and Restated Loan and Pledge Agreement with Dr. Krieg. In 2005, Dr. Krieg remitted $310,000 to us as a partial pre-payment of his loan. In May 2006, Dr. Krieg settled the remaining balance of approximately $353,000 including interest, by tendering 24,579 shares of Coley common stock to us.

ELECTION OF DIRECTORS

(Notice Item 1)

On March 28, 2007, the Board of Directors nominated James E. Thomas, Anthony B. Evnin and Patrick Langlois for election at the annual meeting. The Board of Directors currently consists of seven members, classified into three classes as follows: James E. Thomas, Anthony B. Evnin and Patrick Langlois constitute a class with a term which expires at the upcoming annual meeting (the “Class II directors”); and Kenneth M. Bate, Robert J. Hugin and Manfred E. Karobath constitute a class with a term ending in 2008 (the “Class III directors”); and Robert L. Bratzler constitutes a class with a term ending in 2009 (the “Class I director”). At each annual meeting of Stockholders, directors are elected for a full term of three years to succeed those directors whose terms are expiring.

The Board of Directors has voted to nominate James E. Thomas, Anthony B. Evnin and Patrick Langlois for election at the annual meeting for a term of three years to serve until the 2010 annual meeting of Stockholders, and until their respective successors are elected and qualified. There is one board seat that is currently vacant. This board seat will remain vacant until the Nominating and Governance Committee has identified a suitable candidate to fill the vacant board seat. It is the intention of the Board to fill that vacancy when a qualified candidate is recommended by the Board’s Nominating and Governance Committee. Proxies cannot be voted for more than one person.

The Class I director (Robert L. Bratzler) and the Class III directors (Kenneth M. Bate, Robert J. Hugin and Manfred E. Karobath) will serve until the annual meetings of Stockholders to be held in 2009 and 2008, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for the nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election as director of James E. Thomas, Anthony B. Evnin and Patrick Langlois. In the event that a nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted at the Meeting is required to elect the nominees as directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board Of Directors Recommends The Election Of James E. Thomas, Anthony B. Evnin and Patrick Langlois As Directors, And Proxies Solicited By The Board Will Be Voted In Favor Thereof Unless A Stockholder Has Indicated Otherwise On The Proxy.

AMENDMENT AND RESTATEMENT OF OUR 2005 STOCK PLAN

(Notice Item 2)

General

Our 2005 Stock Plan was approved by our Board of Directors and stockholders in 2005 and a total of 2,557,101 shares of common stock was initially reserved for issuance under the Plan. By its terms, the Plan may be amended by the Board of Directors, provided that any amendment which the Board of Directors determines requires stockholder approval is subject to receiving such stockholder approval. On March 28, 2007, the Board of Directors voted to approve an amendment and restatement of the Plan, including an increase in the aggregate number of shares of common stock which may be offered under the Plan by 1,500,000 shares, and, in order to preserve our ability to deduct the compensation income associated with awards granted under the Plan to our executive officers, to approve a limit of 1,000,000 on the number of awards that may be made under the Plan to any individual in any fiscal year.

This amendment and restatement is being submitted to you for approval at the meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986 (the “Code”) and eligibility to receive a federal income tax deduction for certain compensation paid under the Plan by complying with Rule 162(m) of the Code. Approval by our stockholders of the amended and restated Plan is also required by the listing rules of the Nasdaq Global Market.

Summary of Material Features of the Plan.

The following is a summary of the key provisions of the Plan. This summary is qualified in its entirety by reference to the copy of the Plan as amended and restated as set forth in Appendix A to this proxy statement.

Purpose:

The purpose of the Plan is to encourage ownership of our common stock by our employees, directors and certain consultants in order to attract such people, to induce them to work for our benefit and to provide additional incentive for them to promote our success.

Administration:

The Plan is to be administered by our Board of Directors, except to the extent that it delegates its authority to a committee of the Board of Directors. The Board of Directors has designated its Compensation Committee as the administrator of the Plan.

Awards:

The Plan authorizes the issuance of stock grants to our employees, directors and consultants, the grant of incentive stock options to our employees and the grant of non-qualified options to our employees, directors and consultants (approximately 130 people).

Options Exercise Price:

For non-qualified options, the exercise price per share is determined by the Compensation Committee, subject to the limitation that the exercise price at least equal 100% of the fair market value per share of common stock on the date of grant of the non-qualified stock option.

For incentive stock options, the exercise price per share is determined by the Compensation Committee, subject to the limitation that the exercise price at least equal 100% of the fair market value per share of common stock on the date of grant of the incentive stock option. If the optionee owns more than 10% of the total combined voting power of Coley, the exercise price per share must at least equal 110% of the fair market value per share of common stock on the date of grant of the incentive stock option.

Term of Options:

The term of non-qualified options is determined by the Compensation Committee, but may not be longer than ten years. For incentive stock options, the term of the option, like the exercise price, depends upon the ownership interest of the optionee in Coley. Generally, the term of an incentive stock option is ten years. If the optionee owns more than 10% of the total combined voting power of Coley, the term of the incentive stock option will be no more than five years. An option is subject to early termination upon the termination of employment or other relationship of the optionee with us, whether such termination is at the option of us, the optionee, or as a result of the death or disability of the optionee.

Vesting; Exercise of Options:

An option may be exercised by giving written notice to us together with provision for payment of the full exercise price for the number of shares as to which the option is being exercised. The ability of an optionee to exercise an option, however, is subject to the vesting of the option. At the time the option is granted, a vesting period is established, which generally extends over a period of a few years. As the option vests, an optionee will be able to exercise the option with respect to the vested portion of the shares and ultimately with respect to all of the vested shares, until such time as the option expires or terminates.

Term of Stock Grant:

The date prior to which an offer of a stock grant must be accepted by a grantee and the stock grant purchase price, if any, shall be determined by the Compensation Committee. A stock grant may be subject to repurchase by us upon termination of employment of the grantee with us, under certain circumstances.

As of December 31, 2006, an aggregate of 949,671 shares had been issued upon the exercise of options or are issuable upon the exercise of options outstanding under the Plan. On April 17, 2007, the closing market price per share of our common stock was $10.05, as reported on Nasdaq.

Federal Income Tax Considerations

The following is a brief summary of the applicable federal income tax laws relating to stock options and stock grants under the Plan:

Incentive Stock Options:

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to Coley at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to him (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income.” Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and Coley will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options:

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options.

A non-qualified option ordinarily will not result in income to the optionee or deduction to Coley at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to Coley in an amount equal to the optionee’s compensation income.

An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Grants:

With respect to stock grants under the Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. Coley generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares on which he previously paid tax. The grantee must file such election with the Internal Revenue Service within 30 days of the receipt of the shares. Coley generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee.

Section 162(m) Limitations:

Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to certain executive officers (our chief executive officer and our other most highly compensated executive officers). Certain performance-based compensation is specifically exempt from this deduction limit if it otherwise meets the requirements of Section 162(m) of the Code. Stock options and other stock awards pursuant to which the recipient’s compensation is based solely on the appreciation of the value of the underlying shares from the date of grant until the date of the income recognition event may qualify as performance-based compensation if the company satisfies certain requirements in connection with the plan under which the awards are granted. Specifically, the plan must be stockholder-approved and must contain a limit on the number of shares that may be granted to any one individual under the plan during a specified period. Accordingly, the Plan has been amended to provide that no individual may be granted more than 1,000,000 awards in any fiscal year.

The affirmative vote of a majority of the votes present or represented and entitled to vote at the annual meeting is required to approve the amendment and restatement of the Plan.

The Board Of Directors Recommends Approval Of The Adoption Of An Amendment And Restatement Of The Plan To Increase By 1,500,000 Shares The Aggregate Number Of Shares Reserved for Issuance Under The Plan A Limit Of 1,000,000 On The Number Of Awards That May Be Made Under The Plan To Any Individual In Any Fiscal Year, And Proxies Solicited By The Board Will Be Voted In Favor Of The Amendment And Restatement Unless A Stockholder Indicates Otherwise On The Proxy.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has appointed PricewaterhouseCoopers LLP, independent public accountants, to audit our financial statements for the fiscal year ending December 31, 2007. PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2006. We expect that representatives of PricewaterhouseCoopers LLP will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements for the years ended December 31, 2006, and December 31, 2005, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2006	2005
Audit fees:(1)	$721,086	$817,517
Audit related fees:	—	—
Tax fees:(2)	265,000	150,500
All other fees:	—	—

Total	$986,086	$968,017

(1)	Audit fees consisted of audit work performed in the preparation of financial statements, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits. In 2005, audit fees included services in connection with our initial public offering totaling $450,000.
(2)	Tax fees consist of $83,000 for tax compliance and $182,000 for tax consultations in 2006 and $75,500 for fees for tax compliance and $75,000 for tax consultations in 2005.

The Audit Committee pre-approved all of the services set forth above in the tax fees category.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

Prior to engagement of the independent auditor for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1. Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2. Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3. Tax services include all services performed by the independent auditor’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4. Other Fees are those associated with services not captured in the other categories. We generally do not request such services from the independent auditor.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial and Accounting officers. The text of the code of conduct and ethics is posted on our website at www.coleypharma.com. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The Nasdaq Stock Market, Inc.

OTHER MATTERS

The Board of Directors knows of no other business which will be presented at the annual meeting. If any other business is properly brought before the annual meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our annual meeting of stockholders to be held in 2008, stockholder proposals must be received no later than January 2, 2008. To be considered for presentation at the annual meeting, although not included in the proxy statement, proposals must be received no earlier than February 23, 2008 and no later than March 24, 2008. Proposals received prior to February 23, 2008 or after March 24, 2008 will not be voted on at the annual meeting. If a proposal is received between February 23, 2008 and March 24, 2008, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. All stockholder proposals should be marked for the attention of the Secretary, Coley Pharmaceutical Group, Inc., 93 Worcester Street, Wellesley, Massachusetts 02481 USA.

Wellesley, Massachusetts

May 1, 2007

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.coleypharma.com and is available in paper form to beneficial owners of our common stock without charge upon written request to Investor Relations, Coley Pharmaceutical Group, Inc., 93 Worcester Street, Wellesley, Massachusetts 02481 USA.

APPENDIX A—COLEY PHARMACEUTICAL GROUP, INC.

AMENDED AND RESTATED 2005 STOCK PLAN

1. DEFINITIONS.

Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this Coley Pharmaceutical Group, Inc. Amended and Restated 2005 Stock Plan, have the following meanings:

Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

Affiliate means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect.

Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

Board of Directors means the Board of Directors of the Company.

Cause shall mean (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or similar agreement between the Participant and the Company, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of Cause will be conclusive on the Participant and the Company. In addition, any provision in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of Cause for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to that Participant.

Change in Control means the occurrence of any of the following events:

(i)	Ownership. Any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company’s then outstanding voting securities (excluding for this purpose any such voting securities held by the Company or its Affiliates or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions which the Board of Directors does not approve; or

(ii)	Merger/Sale of Assets. (A) A merger or consolidation of the Company whether or not approved by the Board of Directors, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or the parent of such corporation) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity or parent of such corporation, as the case may be, outstanding immediately after such merger or consolidation; (B) or the stockholders of the Company approve an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(iii)	Change in Board Composition. A change in the composition of the Board of Directors, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are directors of the Company as of the date this Plan was initially approved by the Board of Directors, or (B) are elected, or nominated for election, to the Board of Directors with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company).

Code means the United States Internal Revenue Code of 1986, as amended.

Committee means the Compensation Committee of the Board of Directors, to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan. To the extent the Board of Directors deems it to be practicable and advisable, the members of the Compensation Committee shall be solely “independent directors” for purposes of the listing standards of The Nasdaq Stock Market, Inc., and shall also qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and as “outside directors” for purposes of Section 162(m) of the Code, as such standards and definitions may be revised or amended from time to time.

Common Stock means shares of the Company’s common stock, $.01 par value per share.

Company means Coley Pharmaceutical Group, Inc., a Delaware corporation.

Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

Employee means any employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Stock Rights under the Plan.

Fair Market Value of a Share of Common Stock means:

(1)	If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the composite tape or other comparable reporting system on the applicable date and if such date is not a trading day, the last market trading day prior to such date;

(2)	If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market on the applicable date and if such date is not a trading day, the last market trading day prior to such date; and

(3)	If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

Non-Qualified Option means an option which is not intended to qualify as an ISO.

Option means an ISO or Non-Qualified Option granted under the Plan.

Participant means an Employee, director or consultant of the Company or an Affiliate to whom one or more Stock Rights are granted under the Plan. As used herein, “Participant” shall include “Participant’s Survivors” where the context requires.

Plan means this Coley Pharmaceutical Group, Inc. 2005 Stock Plan.

Shares means shares of the Common Stock as to which Stock Rights have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

Stock-Based Award means a grant by the Company under the Plan of an equity award or equity based award which is not an Option or Stock Grant.

Stock Grant means a grant by the Company of Shares under the Plan.

Stock Right means a right to Shares or the value of Shares of the Company granted pursuant to the Plan—an ISO, a Non-Qualified Option, a Stock Grant or a Stock-Based Award.

Survivor means a deceased Participant’s legal representatives and/or any person or persons who acquired the Participant’s rights to a Stock Right by will or by the laws of descent and distribution.

2. PURPOSES OF THE PLAN.

The Plan is intended to encourage ownership of Shares by Employees and directors of and certain consultants to the Company in order to attract and retain such people, to induce them to work for the benefit of the Company or of an Affiliate and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs, Non-Qualified Options, Stock Grants and Stock-Based Awards.

3. SHARES SUBJECT TO THE PLAN.

(a)	The number of Shares which may be issued from time to time pursuant to this Plan, shall be (i) 2,401,746, plus (ii) the amount of shares of Common Stock, if any, that are presently subject to awards under the Company’s 1997 Employee, Director and Consultant Stock Option Plan but which become unissued upon the cancellation, surrender or termination of such award for any reason whatsoever or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 24 of the Plan. Notwithstanding the foregoing, in no event may more than a maximum of 2,557,101 Shares be issued pursuant to this Plan, including, but not limited to as ISO grants. In addition, no more than ten percent (10%) of the maximum number of Shares to be issued pursuant to this Plan may be issued in the form of Stock Grants.

(b)	If an Option ceases to be outstanding, in whole or in part (other than by exercise), or if the Company shall reacquire (at no more than its original issuance price) any Shares issued pursuant to a Stock Grant or Stock-Based Award, or if any Stock Right expires or is forfeited, cancelled, or otherwise terminated or results in any Shares not being issued, the unissued Shares which were subject to such Stock Right shall again be available for issuance from time to time pursuant to this Plan. Notwithstanding the foregoing, if a Stock Right is exercised, in whole or in part, by tender of Shares or if the Company’s tax withholding obligation is satisfied by withholding Shares, the number of Shares deemed to have been issued under the Plan for purposes of the limitation set forth in Paragraph 3(a) above shall be the number of Shares that were subject to the Stock Right or portion thereof, and not the net number of Shares actually issued.

4. ADMINISTRATION OF THE PLAN.

The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator. Subject to the provisions of the Plan, the Administrator is authorized to:

a.	Interpret the provisions of the Plan and all Stock Rights and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

b.	Determine which Employees, directors and consultants shall be granted Stock Rights;

c.	Determine the number of Shares for which a Stock Right or Stock Rights shall be granted, provided, however, that in no event shall Stock Rights with respect to more than 1,000,000 Shares be granted to any Participant in any fiscal year;

d.	Specify the terms and conditions upon which a Stock Right or Stock Rights may be granted;

e.	Make changes to any outstanding Stock Right, including, without limitation, to accelerate the vesting schedule or to extend the expiration date, provided that no such change shall impair the rights of a Participant under any grant previously made without such Participant’s consent; and

f.	Adopt any sub-plans applicable to residents of any specified jurisdiction as it deems necessary or appropriate in order to comply with or take advantage of any tax or other laws applicable to the Company or to Plan Participants or to otherwise facilitate the administration of the Plan, which sub-plans may include additional restrictions or conditions applicable to Stock Rights or Shares issuable pursuant to a Stock Right;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of (1) not causing any adverse tax consequences under Section 409A of the Code and (2) preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Stock Right granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. In addition, if the Administrator is the Committee, the Board of Directors may take any action under the Plan that would otherwise be the responsibility of the Committee.

To the extent permitted under applicable law, the Board of Directors or the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any portion of its responsibilities and powers to any other person selected by it. The Board of Directors or the Committee may revoke any such allocation or delegation at any time.

5. ELIGIBILITY FOR PARTICIPATION.

The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be an Employee, director or consultant of the Company or of an Affiliate at the time a Stock Right is granted. Notwithstanding the foregoing, the Administrator may authorize the grant of a Stock Right to a person not then an Employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Stock Right shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Agreement evidencing such Stock Right. ISOs may be granted only to Employees. Non-Qualified Options, Stock Grants and Stock-Based Awards may be granted to any Employee, director or consultant of the Company or an Affiliate. The granting of any Stock Right to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Stock Rights.

6. TERMS AND CONDITIONS OF OPTIONS.

Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the shareholders of the Company of this Plan or any amendments thereto. The Option Agreements shall be subject to at least the following terms and conditions:

A.	Non-Qualified Options: Each Option intended to be a Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified Option:

a.	Option Price: Each Option Agreement shall state the option price (per share) of the Shares covered by each Option, which option price shall be determined by the Administrator but shall not be less than the Fair Market Value per share of Common Stock.

b.	Number of Shares: Each Option Agreement shall state the number of Shares to which it pertains.

c.	Option Periods: Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events.

d.	Option Conditions: Exercise of any Option may be conditioned upon the Participant’s execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other shareholders, including requirements that:

i.	The Participant’s or the Participant’s Survivors’ right to sell or transfer the Shares may be restricted; and

ii.	The Participant or the Participant’s Survivors may be required to execute letters of investment intent and must also acknowledge that the Shares will bear legends noting any applicable restrictions.

e.	Term of Option: Each Non-Qualified Option shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide.

B.	ISOs: Each Option intended to be an ISO shall be issued only to an Employee and be subject to the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue Service:

a.	Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clause (a) thereunder.

b.	Option Price: Immediately before the ISO is granted, if the Participant owns, directly or by reason of the applicable attribution rules in Section 424(d) of the Code:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 100% of the Fair Market Value per share of the Shares on the date of the grant of the Option; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each ISO shall not be less than 110% of the Fair Market Value on the date of grant.

c.	Term of Option: For Participants who own:

i.	10% or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than ten years from the date of the grant or at such earlier time as the Option Agreement may provide; or

ii.	More than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, each ISO shall terminate not more than five years from the date of the grant or at such earlier time as the Option Agreement may provide.

d.	Limitation on Yearly Exercise: The Option Agreements shall restrict the amount of ISOs which may become exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed $100,000.

7. TERMS AND CONDITIONS OF STOCK GRANTS.

Each offer of a Stock Grant to a Participant shall state the date prior to which the Stock Grant must be accepted by the Participant, and the principal terms of each Stock Grant shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards:

(a)	Each Agreement shall state the purchase price (per share), if any, of the Shares covered by each Stock Grant, which purchase price shall be determined by the Administrator but shall not be less than the minimum consideration required by the Delaware General Corporation Law on the date of the grant of the Stock Grant;

(b)	Each Agreement shall state the number of Shares to which the Stock Grant pertains; and

(c)	Each Agreement shall include the terms of any right of the Company to restrict or reacquire the Shares subject to the Stock Grant, including the time and events upon which such rights shall accrue and the purchase price therefor, if any.

8. TERMS AND CONDITIONS OF OTHER STOCK-BASED AWARDS.

The Board shall have the right to grant other Stock-Based Awards based upon the Common Stock having such terms and conditions as the Board may determine, including, without limitation, the grant of Shares based upon certain conditions, the grant of securities convertible into Shares and the grant of stock appreciation rights, phantom stock awards or stock units. The principal terms of each Stock-Based Award shall be set forth in an Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Agreement shall be in a form approved by the Administrator and shall contain terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company.

9. EXERCISE OF OPTIONS AND ISSUE OF SHARES.

An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company or its designee, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by having the Company retain from the shares otherwise issuable upon exercise of the Option, a number of shares having a Fair Market Value equal as of the date of exercise to the exercise price of the Option, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, by any combination of (a), (b) (c) and (d) above, or (f) at the discretion of the Administrator, payment of such other lawful consideration as the Board may determine. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant’s Survivors, as the case may be). In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be fully paid, non-assessable Shares.

The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to an Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 27) without the prior approval of the Employee if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6.B.d.

The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant’s Survivors, if the amendment is adverse to the Participant, and (iii) any such amendment of any Option shall be made only after the Administrator determines whether such amendment would constitute a “modification” of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of any Option, including, but not limited to, pursuant to Section 409A of the Code.

10. ACCEPTANCE OF STOCK GRANTS AND STOCK-BASED AWARDS AND ISSUE OF SHARES.

A Stock Grant or Stock-Based Award (or any part or installment thereof) shall be accepted by executing the applicable Agreement and delivering it to the Company or its designee, together with provision for payment of the full purchase price, if any, in accordance with this Paragraph for the Shares as to which such Stock Grant or Stock-Based Award is being accepted, and upon compliance with any other conditions set forth in the applicable Agreement. Payment of the purchase price for the Shares as to which such Stock Grant or Stock-Based Award is being accepted shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of acceptance of the Stock Grant or Stock-Based Award to the purchase price of the Stock Grant or Stock-Based Award, or (c) at the discretion of the Administrator, by any combination of (a) and (b) above.

The Company shall then, if required pursuant to the applicable Agreement, reasonably promptly deliver the Shares as to which such Stock Grant or Stock-Based Award was accepted to the Participant (or to the Participant’s Survivors, as the case may be), subject to any escrow provision set forth in the applicable Agreement. In determining what constitutes “reasonably promptly,” it is expressly understood that the issuance and delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or “blue sky” laws) which requires the Company to take any action with respect to the Shares prior to their issuance.

The Administrator may, in its discretion, amend any term or condition of an outstanding Stock Grant, Stock-Based Award or applicable Agreement provided (i) such term or condition as amended is permitted by the Plan, (ii) any such amendment shall be made only with the consent of the Participant to whom the Stock Grant or Stock-Based Award was made, if the amendment is adverse to the Participant, and (iii) any such amendment shall be made only after the Administrator determines whether such amendment would cause any adverse tax consequences to the Participant, including, but not limited to, pursuant to Section 409A of the Code.

11. RIGHTS AS A SHAREHOLDER.

No Participant to whom a Stock Right has been granted shall have rights as a shareholder with respect to any Shares covered by such Stock Right, except after due exercise of the Option or acceptance of the Stock Grant or as set forth in any Agreement and tender of the full purchase price, if any, for the Shares being purchased pursuant to such exercise or acceptance and registration of the Shares in the Company’s share register in the name of the Participant.

12. ASSIGNABILITY AND TRANSFERABILITY OF STOCK RIGHTS.

By its terms, a Stock Right granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as approved by the Administrator in its discretion and set forth in the applicable Agreement. Notwithstanding the foregoing, an ISO transferred except in compliance with clause (i) above shall no longer qualify as an ISO. The designation of a beneficiary of a Stock Right by a Participant, with the prior approval of the Administrator and in such form as the Administrator shall prescribe, shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, a Stock Right shall only be exercisable or may only be accepted, during the Participant’s lifetime, by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Stock Right or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon a Stock Right, shall be null and void.

13. EFFECT ON OPTIONS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE OR DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised an Option, the following rules apply:

a.	A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 14, 15, and 16, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in a Participant’s Option Agreement.

b.	Except as provided in Subparagraph (c) below, or Paragraph 15 or 16, in no event may an Option intended to be an ISO, be exercised later than three months after the Participant’s termination of employment.

c.	The provisions of this Paragraph, and not the provisions of Paragraph 15 or 16, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy; provided, however, in the case of a Participant’s Disability or death within three months after the termination of employment, director status or consultancy, the Participant or the Participant’s Survivors may exercise the Option within one year after the date of the Participant’s termination of service, but in no event after the date of expiration of the term of the Option.

d.	Notwithstanding anything herein to the contrary, if subsequent to a Participant’s termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant’s termination, the Participant engaged in conduct which would constitute Cause, then such Participant shall forthwith cease to have any right to exercise any Option.

e.	A Participant to whom an Option has been granted under the Plan who is absent from the Company or an Affiliate because of temporary disability (any disability other than a Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

f.	Except as required by law or as set forth in a Participant’s Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant’s status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

14. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Option Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause prior to the time that all his or her outstanding Options have been exercised:

a.	All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for Cause will immediately be forfeited.

b.	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the right to exercise any Option is forfeited.

15. EFFECT ON OPTIONS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of Disability; and

b.	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of Disability of any additional vesting rights that would have accrued on the next vesting date had the Participant not become Disabled. The proration shall be based upon the number of days accrued in the current vesting period prior to the date of Disability.

A Disabled Participant may exercise such rights only within the period ending one year after the date of the Participant’s termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become Disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

16. EFFECT ON OPTIONS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant’s Survivors:

a.	To the extent that the Option has become exercisable but has not been exercised on the date of death; and

b.	In the event rights to exercise the Option accrue periodically, to the extent of a pro rata portion through the date of death of any additional vesting rights that would have accrued on the next vesting date had the Participant not died. The proration shall be based upon the number of days accrued in the current vesting period prior to the Participant’s date of death.

If the Participant’s Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

17. EFFECT OF TERMINATION OF SERVICE ON UNACCEPTED STOCK GRANTS.

In the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate for any reason before the Participant has accepted a Stock Grant, such offer shall terminate.

For purposes of this Paragraph 17 and Paragraph 18 below, a Participant to whom a Stock Grant has been offered and accepted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 1 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant’s employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator may otherwise expressly provide.

In addition, for purposes of this Paragraph 17 and Paragraph 18 below, any change of employment or other service within or among the Company and any Affiliates shall not be treated as a termination of employment, director status or consultancy so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

18. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE OTHER THAN FOR CAUSE, DEATH OR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, in the event of a termination of service (whether as an employee, director or consultant), other than termination for Cause, Disability, or death for which events there are special rules in Paragraphs 19, 20, and 21, respectively, before all forfeiture provisions or Company rights of repurchase shall have lapsed, then the Company shall have the right to cancel or repurchase that number of Shares subject to a Stock Grant as to which the Company’s forfeiture or repurchase rights have not lapsed.

19. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR CAUSE.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if the Participant’s service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated for Cause:

a.	All Shares subject to any Stock Grant shall be immediately subject to repurchase by the Company at the purchase price, if any, thereof.

b.	Cause is not limited to events which have occurred prior to a Participant’s termination of service, nor is it necessary that the Administrator’s finding of Cause occur prior to termination. If the Administrator determines, subsequent to a Participant’s termination of service, that either prior or subsequent to the Participant’s termination the Participant engaged in conduct which would constitute Cause, then the Company’s right to repurchase all of such Participant’s Shares shall apply.

20. EFFECT ON STOCK GRANTS OF TERMINATION OF SERVICE FOR DISABILITY.

Except as otherwise provided in a Participant’s Agreement, the following rules apply if a Participant ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of Disability, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of Disability as would have lapsed had the Participant not become Disabled. The proration shall be based upon the number of days accrued prior to the date of Disability.

The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

21. EFFECT ON STOCK GRANTS OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

Except as otherwise provided in a Participant’s Agreement, the following rules apply in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate: to the extent the forfeiture provisions or the Company’s rights of repurchase have not lapsed on the date of death, they shall be exercisable; provided, however, that in the event such forfeiture provisions or rights of repurchase lapse periodically, such provisions or rights shall lapse to the extent of a pro rata portion of the Shares subject to such Stock Grant through the date of death as would have lapsed had the Participant not died. The proration shall be based upon the number of days accrued prior to the Participant’s death.

22. PURCHASE FOR INVESTMENT.

Unless the offering and sale of the Shares to be issued upon the particular exercise or acceptance of a Stock Right shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the “1933 Act”), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

a.	The person(s) who exercise(s) or accept(s) such Stock Right shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise or such grant:

“The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws.”

b.	At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise or acceptance in compliance with the 1933 Act without registration thereunder.

23. DISSOLUTION OR LIQUIDATION OF THE COMPANY.

Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised and all Stock Grants and Stock-Based Awards which have not been accepted will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant’s Survivors have not otherwise terminated and expired, the Participant or the Participant’s Survivors will have the right immediately prior to such dissolution or liquidation to exercise or accept any Stock Right to the extent that the Stock Right is exercisable or subject to acceptance as of the date immediately prior to such dissolution or liquidation. Upon the dissolution or liquidation of the Company, any outstanding Stock-Based Awards shall immediately terminate unless otherwise determined by the Administrator or specifically provided in the applicable Agreement.

24. ADJUSTMENTS.

Upon the occurrence of any of the following events, a Participant’s rights with respect to any Stock Right granted to him or her hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in a Participant’s Agreement:

A.	Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of an Option or acceptance of a Stock Grant shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made including, in the purchase price per share, to reflect such events. The number of Shares subject to the limitations in Paragraphs 3 and 4(c) shall also be proportionately adjusted upon the occurrence of such events.

B.	Change of Control. In the event of a Change of Control, other than a transaction to merely change the state of incorporation of the Company , the Administrator or the board of directors of any entity assuming the obligations of the Company hereunder (the “Successor Board”), shall, as to outstanding Options, either (i) make appropriate provision for the continuation of such Options by substituting on an equitable basis for the Shares then subject to such Options either the consideration payable with respect to the outstanding shares of Common Stock in connection with the Change of Control or securities of any successor or acquiring entity; or (ii) upon written notice to the Participants, provide that all Options must be exercised within a specified number of days of the date of such notice, at the end of which period the Options shall terminate (provided, however, that all Options shall for purposes of this clause (ii) be made fully vested and exercisable immediately prior to their termination, and further provided, that this clause (ii) shall not be available following a Change in Control under clause (i) or (iii) of the definition of such term set forth in Section 1 of this Plan, or under clause (ii) of the definition of such term set forth in Section 1 of this Plan if a merger or consolidation is not approved by the Board of Directors); or (iii) terminate all Options in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Options over the exercise price thereof (provided, however, that all Options shall for purposes of this clause (iii) be made fully vested and exercisable immediately prior to their termination).

With respect to outstanding Stock Grants, the Administrator or the Successor Board, shall either (i) make appropriate provisions for the continuation of such Stock Grants on the same terms and conditions by substituting on an equitable basis for the Shares then subject to such Stock Grants either the consideration payable with respect to the outstanding Shares of Common Stock in connection with the Change of Control or securities of any successor or acquiring entity; or (ii) terminate all Stock Grants in exchange for a cash payment equal to the excess of the Fair Market Value of the Shares subject to such Stock Grants over the purchase price thereof, if any.

C.	Recapitalization or Reorganization. In the event of a recapitalization or reorganization of the Company, other than a Change of Control pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option or accepting a Stock Grant after the recapitalization or reorganization shall be entitled to receive for the purchase price paid upon such exercise or acceptance the number of replacement securities which would have been received if such Option had been exercised or Stock Grant accepted prior to such recapitalization or reorganization.

D.	Adjustments to Stock-Based Awards. Upon the happening of any of the events described in Subparagraphs A, B or C above, any outstanding Stock-Based Award shall be appropriately adjusted to reflect the events described in such Subparagraphs. The Administrator or the Successor Board shall determine the specific adjustments to be made under this Paragraph 24, including, but not limited to the effect if any, of a Change of Control and, subject to Paragraph 4, its determination shall be conclusive.

E.	Modification of Options. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B or C above with respect to Options shall be made only after the Administrator determines whether such adjustments would constitute a “modification” of any ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such Options, including, but not limited to, pursuant to Section 409A of the Code. If the Administrator determines that such adjustments made with respect to Options would constitute a modification or other adverse tax consequence, it may refrain from making such adjustments, unless the holder of an Option specifically agrees in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such “modification” on his or her income tax treatment with respect to the Option. This paragraph shall not apply to the acceleration of the vesting of any ISO that would cause any portion of the ISO to violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6B(d).

25. ISSUANCES OF SECURITIES.

Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Stock Rights. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company prior to any issuance of Shares pursuant to a Stock Right.

26. FRACTIONAL SHARES.

No fractional shares shall be issued under the Plan and the person exercising a Stock Right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

27. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant’s ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant’s ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

28. WITHHOLDING.

In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act (“F.I.C.A.”) withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant’s salary, wages or other remuneration in connection with the exercise or acceptance of a Stock Right or in connection with a Disqualifying Disposition (as defined in Paragraph 29) or upon the lapsing of any forfeiture provision or right of repurchase, or for any other reason required by law, the Company may withhold from the Participant’s compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the statutory minimum amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company’s Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 1 above, as of the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant’s payment of such additional withholding.

29. NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

Each Employee who receives an ISO must agree to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is defined in Section 424(c) of the Code and includes any disposition (including any sale or gift) of such shares before the later of (a) two years after the date the Employee was granted the ISO, or (b) one year after the date the Employee acquired Shares by exercising the ISO, except as otherwise provided in Section 424(c) of the Code. If the Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

30. TERMINATION OF THE PLAN.

The Plan will terminate on July 15, 2015. The Plan may be terminated at an earlier date by vote of the shareholders or the Board of Directors of the Company; provided, however, that any such earlier termination shall not affect any Agreements executed prior to the effective date of such termination.

31. AMENDMENT OF THE PLAN AND AGREEMENTS.

The Plan may be amended by the shareholders of the Company. The Plan may also be amended by the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding Stock Rights granted under the Plan or Stock Rights to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, and to the extent necessary to qualify the shares issuable upon exercise or acceptance of any outstanding Stock Rights granted, or Stock Rights to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires shareholder approval shall be subject to obtaining such shareholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, adversely affect his or her rights under a Stock Right previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Agreements in a manner which may be adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Agreements may be amended by the Administrator in a manner which is not adverse to the Participant.

32. EMPLOYMENT OR OTHER RELATIONSHIP.

Nothing in this Plan or any Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

33. GOVERNING LAW.

This Plan shall be construed and enforced in accordance with the law of the State of Delaware.

34. REPRICING OF STOCK RIGHTS.

Stock Rights granted under this Plan may not be repriced without the approval of the stockholders of the Company.

Ú IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

Proxy — COLEY PHARMACEUTICAL GROUP, INC.

93 WORCESTER STREET WELLESLEY, MASSACHUSETTS 02481

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, JUNE 14, 2007

COLEY PHARMACEUTICAL GROUP, INC.’S BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 1, 2007 in connection with the Annual Meeting of Stockholders to be held at 8:30 a.m. on Thursday, June 14, 2007 at the Company’s headquarters at 93 Worcester Street, Wellesley, Massachusetts and hereby appoints Robert L. Bratzler, Ph.D. and Charles H. Abdalian, Jr., and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Coley Pharmaceutical Group, Inc. registered in the name provided in this Proxy which the undersigned is entitled to vote at the 2007 Annual Meeting of Stockholders, and at any adjournments of the meeting, with all the powers the undersigned would have if personally present at the meeting. Without limiting the general authorization given by this Proxy, the proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in the Proxy.

This Proxy when executed will be voted in the manner directed herein. If no direction is made this Proxy will be voted FOR the election of Directors and FOR the approval of the proposed amendment and restatement of the 2005 Stock Plan.

In their discretion the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

If you wish to vote by telephone or Internet, please read the directions on the reverse side.

If you wish to vote in accordance with the Board of Directors’ recommendations, just sign on the reverse side. You need not mark any boxes.

PLEASE CAST YOUR VOTE AS SOON AS POSSIBLE!

	000004	000000000.000000 ext	000000000.000000 ext
MR A SAMPLE		000000000.000000 ext	000000000.000000 ext
DESIGNATION (IF ANY)		000000000.000000 ext	000000000.000000 ext
ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6
Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 14, 2007.

Vote by Internet
•Log on to the Internet and go to
www.investorvote.com
•Follow the steps outlined on the secured website.
Vote by telephone
•Within the US, Canada & Puerto Rico, call toll free 1-800-652-VOTE (8683) on a touch tone telephone.
There is NO CHARGE to you for the call.
•Outside the US, Canada & Puerto Rico, call 1-781-575-2300 on a touch tone telephone.
Standard rates will apply.
•Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in	☒
this example. Please do not write outside the designated areas.

ÚIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Ú

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2.

1. Election of Directors:	For	Withhold		For	Withhold		For	Withhold	+
01 - Anthony B. Evnin	☐	☐	02 - Patrick Langlois	☐	☐	03 - James E. Thomas	☐	☐

		For	Against	Abstain

2.	Proposal to approve a proposed amendment and restatement of the 2005 Stock Plan to increase the number of shares available under the Plan by 1,500,000 shares and to approve a limit of 1,000,000 on the number of awards that may be made under the Plan to any individual in any fiscal year.	☐	☐	☐

B	Non-Voting Items

Electronic Access Consent

By checking this box, I/we consent to future access and delivery of Annual Reports and Proxy Statements electronically via the Internet. I/We understand that the Company may no longer distribute printed materials to me/us for any future stockholder meetings until this consent that I/we have given is revoked. I/We understand that I/we may revoke this consent to electronic access and delivery at any time.	☐

Change of Address — Please print new address below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

C 1234567890	J N T	MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE	+
140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND
MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND
1 U P X 0 1 3 6 3 1 1		MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

<STOCK#>                     00Q76C